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Exhibit 10.1

                      UNSECURED REVOLVING CREDIT AGREEMENT

                           DATED AS OF JANUARY 6, 1998

                                      AMONG

                       GREAT LAKES REIT, L.P., AS BORROWER

                                       AND

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO

                                   AS LENDERS

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO

                             AS DOCUMENTATION AGENT

                                       AND

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                             AS ADMINISTRATIVE AGENT



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                                TABLE OF CONTENTS




ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS..................................1
         1.1 Definitions.....................................................1
         1.2 Financial Standards.............................................5

ARTICLE II  THE FACILITY.....................................................5
         2.1 The Facility....................................................5
         2.2 Principal Payments..............................................5
         2.3 Requests for Advances: Responsibility for Advances..............5
         2.4 Evidence of Credit Extensions...................................5
         2.5 Ratable Loans...................................................5
         2.6 Unused Commitment Fee...........................................5
         2.7 Other Fees......................................................5
         2.8 Minimum Amount of Each Advance..................................5
         2.9 Interest........................................................5
         2.10 Selection of Rate Options and LIBOR Interest Periods...........5
         2.11 Method of Payment..............................................5
         2.12 Default........................................................5
         2.13 Lending Installations..........................................5
         2.14 Non-Receipt of Funds by Administrative Agent...................5
         2.15 Application of Moneys Received.................................5
         2.16Voluntary Reduction of Aggregate Commitment Amount..............5

ARTICLE III  INTENTIONALLY DELETED...........................................5

ARTICLE IV  CHANGE IN CIRCUMSTANCES..........................................5
         4.1 Yield Protection................................................5
         4.2 Changes in Capital Adequacy Regulations.........................5
         4.3 Availability of LIBOR Advances..................................5
         4.4 Funding Indemnification.........................................5
         4.5 Lender Statements; Survival of Indemnity........................5

ARTICLE V  CONDITIONS PRECEDENT..............................................5
         5.1 Conditions Precedent to Closing.................................5
         5.2 Conditions Precedent to Subsequent Advances.....................5

ARTICLE VI  REPRESENTATIONS AND WARRANTIES...................................5
         6.1 Existence.......................................................5
         6.2 Corporate/Partnership Powers....................................5
         6.3 Power of Officers...............................................5
         6.4 Government and Other Approvals..................................5
         6.5 Solvency........................................................5
         6.6 Compliance With Laws and Agreements.............................5
         6.7 Enforceability of Agreement.....................................5
         6.8 Title to Property...............................................5
         6.9 Litigation......................................................5
         6.10 Events of Default..............................................5
         6.11 Investment Company Act of 1940.................................5


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         6.12 Public Utility Holding Company Act.............................5
         6.13 Regulation U...................................................5
         6.14 No Material Adverse Financial Change...........................5
         6.15 Financial Information..........................................5
         6.16 Factual Information............................................5
         6.17 ERISA..........................................................5
         6.18 Taxes..........................................................5
         6.19 Environmental Matters..........................................5
         6.20 Insurance......................................................5
         6.21 No Brokers.....................................................5
         6.22 No Violation of Usury Laws.....................................5
         6.23 Not a Foreign Person...........................................5
         6.24 No Trade Name..................................................5
         6.25 Subsidiaries...................................................5
         6.26 Properties.....................................................5
         6.27 Relationship of the Borrower...................................5
         6.28 No Side Deals..................................................5

ARTICLE VII  FINANCIAL COVENANTS.............................................5
         7.1 Minimum Consolidated Net Worth..................................5
         7.2 Maximum Consolidated Leverage Ratio.............................5
         7.3 Minimum Consolidated Interest Coverage Ratio....................5
         7.4 Minimum Fixed Charge Coverage Ratio.............................5
         7.5 Maximum Unencumbered Asset Coverage Ratio.......................5
         7.6 Minimum Unencumbered Asset NOI to Unsecured Interest............5
         7.7 Maximum Secured Debt to Gross Asset Value.......................5
         7.8 Maximum Dividend Payout Ratio...................................5

ARTICLE VIII  AFFIRMATIVE COVENANTS..........................................5
         8.1 Notices.........................................................5
         8.2 Financial Statements, Reports. Etc..............................5
         8.3 Existence and Conduct of Operations.............................5
         8.4 Maintenance of Properties.......................................5
         8.5 Insurance.......................................................5
         8.6 Payment of Obligations..........................................5
         8.7 Compliance with Laws............................................5
         8.8 Adequate Books..................................................5
         8.9 ERISA...........................................................5
         8.10 Maintenance of Status..........................................5
         8.11 Use of Proceeds................................................5
         8.12 Pre-Acquisition Environmental Investigations...................5
         8.13 New Subsidiaries...............................................5
         8.14 Distributions..................................................5

ARTICLE IX  NEGATIVE COVENANTS...............................................5
         9.1 Change in Business..............................................5
         9.3 Change of Borrower Ownership....................................5
         9.4 Use of Proceeds.................................................5
         9.5 Transfers of Unencumbered Assets................................5
         9.6 Liens...........................................................5
         9.7 Regulation U....................................................5


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         9.8 Mergers and Dispositions........................................5
         9.9 Negative Pledge.................................................5
         9.10 Consolidated Secured Recourse Debt.............................5

ARTICLE X  DEFAULTS..........................................................5
         10.1 Nonpayment of Principal........................................5
         10.2 Certain Covenants..............................................5
         10.3 Nonpayment of Interest and Other Obligations...................5
         10.4 Cross Default..................................................5
         10.5 Loan Documents.................................................5
         10.6 Representation or Warranty.....................................5
         10.7 Covenants, Agreements and Other Conditions.....................5
         10.8 No Longer General Partner......................................5
         10.9 Material Adverse Financial Change..............................5
         10.10 Bankruptcy....................................................5
         10.11 Legal Proceedings.............................................5
         10.12 ERISA.........................................................5
         10.13 Failure to Satisfy Judgments..................................5
         10.14 Environmental Remediation.....................................5

ARTICLE XI  ACCELERATION, WAIVERS AMENDMENTS AND REMEDIES....................5
         11.1 Acceleration...................................................5
         11.2 Preservation of Rights; Amendments.............................5

ARTICLE XII  THE ADMINISTRATIVE AGENT........................................5
         12.1 Appointment....................................................5
         12.2 Powers.........................................................5
         12.3 General Immunity...............................................5
         12.4 No Responsibility for Loans, Recitals, etc.....................5
         12.5 Action on Instructions of Lenders..............................5
         12.6 Employment of Administrative Agents and Counsel................5
         12.7 Reliance on Documents..........................................5
         12.8 Administrative Agent's Reimbursement and Indemnification.......5
         12.9 Rights as a Lender.............................................5
         12.10 Commitment as a Lender........................................5
         12.11 Lender Credit Decision........................................5
         12.12 Successor Administrative Agent................................5
         12.13 Notice of Defaults............................................5
         12.14 Requests for Approval.........................................5
         12.15 Copies of Documents...........................................5
         12.16 Defaulting Lenders............................................5
         12.17 Withholding Tax...............................................5
         12.18 Borrower's Default; Enforcement...............................5
         12.19 Workout.......................................................5
         12.20 Bankruptcy of Borrower........................................5
         12.21 Relationship of Parties.......................................5
         12.22 Counsel.......................................................5

ARTICLE XIII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..............5
         13.1 Successors and Assigns.........................................5
         13.2 Participations.................................................5


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         13.3 Assignments....................................................5
         13.4 Dissemination of Information...................................5
         13.5 Tax Treatment..................................................5

ARTICLE XIV  GENERAL PROVISIONS..............................................5
         14.1 Survival of Representations....................................5
         14.2 Governmental Regulation........................................5
         14.3 Taxes..........................................................5
         14.4 Headings.......................................................5
         14.5 No Third Party Beneficiaries...................................5
         14.6 Expenses: Indemnification......................................5
         14.7 Severability of Provisions.....................................5
         14.8 Nonliability of the Lenders....................................5
         14.9 Choice of Law..................................................5
         14.10 Consent to Jurisdiction.......................................5
         14.11 Waiver of Jury Trial..........................................5
         14.12 Successors and Assigns........................................5
         14.13 Entire Agreement; Modification of Agreement...................5
         14.14 Dealings with the Borrower....................................5
         14.16 Counterparts..................................................5
         14.17 Discretion....................................................5

ARTICLE XV  NOTICES..........................................................5
         15.1 Giving Notice..................................................5
         15.2 Change of Address..............................................5





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                      UNSECURED REVOLVING CREDIT AGREEMENT


     THIS UNSECURED REVOLVING CREDIT AGREEMENT is entered into as of January 6, 1998, by and among the following:

     GREAT LAKES REIT, L.P., a Delaware limited partnership having its principal place of business at 823 Commerce Drive, Suite 300, Oak Brook, Illinois 60521 ("Borrower"), the sole general partner of which is Great Lakes REIT, Inc., a Maryland corporation;

     BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOFA"), a national banking association organized under the laws of the United States of America, having its principal place of business at 231 South LaSalle Street, Chicago, Illinois 60697;

     THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago"), a national bank organized under the laws of the United States of America, having its principal place of business at One First National Plaza, Chicago, Illinois 60670;

     First Chicago, as documentation agent ("Documentation Agent");

     BOFA, as administrative agent (the "Agent") for the Lenders (as defined below).

                                                     RECITALS

     A. Borrower is primarily engaged in the business of acquiring, developing, owning and operating suburban office and light industrial properties.

     B. The Borrower has requested that the Lenders make loans available to the Borrower in the maximum aggregate principal amount of $35,000,000 outstanding from time to time pursuant to the terms of this Agreement (the "Facility"), and that the Administrative Agent act as administrative agent for the Lenders and that the Documentation Agent act as documentation agent for the Lenders. The Agent and the Lenders have agreed to do so.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                                     ARTICLE I

                                         DEFINITIONS AND ACCOUNTING TERMS

         1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

     "Adjusted Base Rate" means a floating interest rate equal to the Base Rate changing when and as the Base Rate changes.

     "Adjusted EBITDA" means, for any quarter, the sum of (i) EBITDA (calculated by annualizing actual EBITDA for such quarter), reduced by a capital reserve equal to the product of $1.25 and the aggregate amount of Leased Space at the Projects for such period, plus (ii) EBITDA for any Projects acquired or sold during such quarter (calculated on an annualized basis), reduced by a capital reserve


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equal to the product of $1.25 and the weighted average amount of Leased Space at the Projects during such quarter.

     "Adjusted LIBOR Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) one and one tenths percent (1.10%).

     "Administrative Agent" means BOFA, acting as administrative agent for the Lenders in connection with the transactions contemplated by this Agreement, and its successors in such capacity.

     "Advance" means a Loan to the Borrower hereunder by one or more of the Lenders pursuant to Section 2.l(a) hereof, including the initial Advance and all subsequent Advances, whether such Advances are, from time to time, Base Rate Advances or LIBOR Advances.

     "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with any other Person. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Aggregate Commitment" means, as of any date, the sum of all of the Lenders' then-current Commitments, provided that the Aggregate Commitment shall not at any time exceed an amount equal to the lesser of (i) $35,000,000 and (ii) the maximum amount that permits compliance with Article VII hereof.

     "Agreement" means this Unsecured Revolving Credit Agreement and all amendments, modifications and supplements hereto.

     "Agreement Execution Date" shall mean January 6, 1998, the date on which all of the parties hereto have executed and delivered this Agreement.

     "Allocated Facility Amount" means, at any time, the sum of all then outstanding Advances.

     "Applicable Laws" is defined in Section 6.26(b) hereof.

     "Base Rate" means a rate per annum equal to the rate of interest announced by BOFA from time to time as its reference rate, changing when and as such reference rate changes.

     "Base Rate Advance" means an Advance that bears interest at the Adjusted Base Rate.

     "BOFA" means Bank of America National Trust and Savings Association.

     "Borrower" means Great Lakes REIT, L.P., together with its permitted successors and assigns.

     "Borrowing Date" means a Business Day on which an Advance is made to the Borrower.

     "Borrowing Notice" is defined in Section 2.10(a) hereof.


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     "Business  Day" means a day, other than a Saturday,  Sunday or holiday,  on which banks are open for business in Chicago, Illinois and, where such term is used in reference to the selection or determination of the Adjusted LIBOR Rate, in London, England.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

     "Cash Equivalents" shall mean (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P's or P-1 or better by Moody's, (iii) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, or (iv) shares of any money market mutual fund rated at least AAA or the equivalent by S&P or at least Aaa or the equivalent by Moody's.

      "Code" means the Internal Revenue Code of 1986 as amended from time to time, or any replacement or successor statute, and the regulations promulgated thereunder from time to time.

     "Commitment" means the obligation of each Lender, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties herein, to make Advances not exceeding in the aggregate the amount set forth opposite its signature below, or the amount stated in any subsequent amendment hereto.

     "Consolidated Operating Partnership" means the Borrower, the General Partner and any other subsidiary partnerships or entities of either of them which are required under GAAP to be consolidated with the Borrower and the General Partner for financial reporting purposes.

     "Consolidated Secured Debt" means, as of any date of determination, (i) the aggregate principal amount of all Indebtedness of the Consolidated Operating Partnership, plus the allocable percentage of all Indebtedness of any Investment Affiliate, whether recourse or non-recourse, equal to the applicable economic interest in such Investment Affiliate held by any entity in the Consolidated Operating Partnership, all of which Indebtedness is outstanding at such date and secured by a Lien on any asset or Capital Stock, including without limitation loans secured by mortgages, stock, or partnership interests, plus (ii) the aggregate principal amount of all Indebtedness of any Investment Affiliate which Indebtedness is outstanding at such date and not secured by a Lien or any asset or Capital Stock but only to the extent same is recourse to the Borrower or any other entity in the Consolidated Operating Partnership.

     "Consolidated Net Worth" means, as of any date of determination, the stockholders' equity as shown on the balance sheet of the General Partner as of that date.

     "Consolidated Total  Indebtedness"  means, as of any date of determination,
(i) all Indebtedness of the Consolidated Operating Partnership outstanding at such date, determined in accordance with GAAP, after eliminating intercompany items, plus (ii) the allocable percentage of any Indebtedness of any Investment Affiliate outstanding at such date, equal to the applicable economic interest in such Investment Affiliate held by any entity in the Consolidated Operating Partnership, in the aggregate, without duplication.



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     "Consolidated  Unsecured Debt" means, as of any date of determination,  the aggregate principal amount of all Indebtedness of the Consolidated Operating Partnership, plus the allocable percentage of all Indebtedness of any Investment Affiliate equal to the applicable economic interest in such Investment Affiliate held by any entity in the Consolidated Operating Partnership, all of which Indebtedness is outstanding at such date, but excluding that portion of the Consolidated Secured Debt described under clause (i) of such definition.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with all or any of the entities in the Consolidated Operating Partnership, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

     "Credit Parties" means, collectively, Borrower and each Guarantor.

     "Debt Service" means for any period, (a) Interest Expense for such period plus (b) the aggregate amount of regularly scheduled principal payments of Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) required to be made during such period by the Borrower, or any entity in the Consolidated Operating Partnership (and, if such period is less than a full fiscal year, annualized by calculating all of the payments required to be made during the entire fiscal year in which such period falls), plus (c) a percentage of all such regularly scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) taken into account in calculating Interest Expense, equal to the allocable economic interest in such Investment Affiliate held by the Borrower and any entity in the Consolidated Operating Partnership, in the aggregate, without duplication (and, if such period is less than a full fiscal year, annualized by calculating all of the payments required to be made during the entire fiscal year in which such period falls), plus (d) Senior Preferred Stock Expense for such period.

     "Default" means an event which, with notice or lapse of time or both, would become an Event of Default.

     "Default Rate" means with respect to any Advance, a rate equal to the interest rate applicable to such Advance plus three percent (3%) per annum.

     "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

     "Documentation Agent" means First Chicago, acting as documentation agent for the Lenders in connection with the transactions contemplated by this Agreement, and its successors in such capacity.

              "Dollars" and "$" mean United States Dollars.

     "EBITDA" means, as to any period, net income, adjusted by excluding gains and losses from property sales, debt restructurings and property write-downs (and reduced to eliminate any income from Investment Affiliates), as reported by the Consolidated Operating Partnership in accordance with GAAP, plus Interest Expense, depreciation,  amortization and income tax (if any) expense plus a percentage of such income (adjusted as described above) of any Investment Affiliate equal to the allocable economic interest in such Investment Affiliate held by any entity in the Consolidated Operating Partnership, in the aggregate (provided that no item of income or expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories). For purposes of this definition, items of income and expense from any Properties acquired or sold during the period in question shall be excluded.

     "Effective Date" means each Borrowing Date and, if no Borrowing Date has occurred in the preceding calendar month, the first Business Day of each calendar month.

     "Eligible Joint Ventures" means those joint ventures (i) in which any entity in the Consolidated Operating Partnership either is the managing or co-managing general partner or equivalent, or has an equity interest equal or greater than fifty percent (50%), and (ii) in which such entity has the ability, in its sole discretion, to sell, encumber or otherwise transfer any interest in the assets of such joint venture, and (iii) for which no restrictions exist on the upstreaming of Net Operating Income, and (iv) which have agreed to maintain no Indebtedness.

     "Eligible  Land" means any Land for which all  permits and other  approvals
required  of  any  applicable   governmental  authority  or  otherwise  for  the
development thereof have been received.

     "Environmental Laws" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority having jurisdiction over the Borrower, its Subsidiaries or Investment Affiliates, or their respective assets, and regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the operations of the Borrower, any Investment Affiliate, or any Subsidiary or any of their respective Properties or other Assets.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder from time to time.

     "Event of Default" means any event set forth in Article X hereof.

     "Existing Facility" means that certain existing credit facility in the maximum principal amount of $75,000,000 from Bank of Boston and certain other lenders to Borrower, as same may be amended or supplemented from time to time.

     "Facility" means the unsecured revolving credit facility described in
Section 2.1.

     "Facility Fee" and "Facility Fee Rate" are defined in Section 2.7(b).

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     "Fixed Charges" means, for any quarter, the sum of dividends payable on any preferred stock of the General Partner and any Subsidiary of the Borrower, calculated on an annualized basis, and Debt Service.

     "Funded Percentage" means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount of the Aggregate Commitment actually disbursed and outstanding to Borrower by such Lender at such time, and the denominator of which is the total amount of the Aggregate Commitment disbursed and outstanding to Borrower by all of the Lenders at such time.

     "Funds From Operations" shall mean GAAP net income of the Consolidated Operating Partnership, plus a percentage of GAAP net income of any Investment Affiliate equal to the allocable economic interest in such Investment Affiliate held by any entity in the Consolidated Operating Partnership, in the aggregate, all of which income shall be adjusted by (i) excluding gains and losses from property sales, debt restructurings and property write-downs and adjusted for the non-cash effect of straight-lining of rents, (ii) straight-lining various ordinary operating expenses which are payable less frequently than monthly (e.g., real estate taxes) and (iii) adding back depreciation, amortization and all non-cash items. In calculating Funds From Operations, no deduction shall be made from net income for closing costs and other one-time charges associated with the formation and capitalization of such Person.

     "GAAP" means generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements of the Borrower required hereunder and applied consistently from period to period.

     "General Partner" means Great Lakes REIT, Inc., a Maryland corporation whose common stock is listed on the New York Stock Exchange and is qualified as a real estate investment trust. General Partner is the sole general partner of Borrower;

     "Gross Asset Value" means, for any Person for any quarter, the sum of (i) total unrestricted cash and Cash Equivalents, provided that in no event shall the amounts be added to Gross Asset Value in violation of the restrictions set forth in Section 8.3 hereof, plus (ii) Real Estate Asset Value, plus (iii) Eligible Land, valued at the lesser of cost or market value, provided that in no event shall the aggregate amount added to Gross Asset Value pursuant to this clause (iii) exceed ten percent (10%) of the Gross Asset Value, plus (iv) an amount equal to fifty percent (50%) of the cost of all 50% Preleased Assets Under Development and one hundred percent (100%) of the cost of all 75% Preleased Assets Under Development, provided, however, that in no event shall the aggregate amount added to Gross Asset Value pursuant to this clause (iv) exceed fifteen percent (15%) of the Gross Asset Value, and further provided that the aggregate amount added to Gross Asset Value pursuant to clauses (iii) and
(iv) shall in no event exceed $50,000,000.

     "Gross Revenues" means total revenues, calculated in accordance with GAAP.

     "Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of the guaranteeing person (or any other Person [including, without limitation, any bank under any letter of credit] if the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation in favor of such other Person) guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as reasonably determined by the Borrower in good faith, subject to the Administrative Agent's approval, which approval shall not be unreasonably withheld.

     "Guarantor" means, collectively, the General Partner, each Subsidiary listed on Schedule 1 attached hereto, and each other Person that executes and delivers the Guaranty.

     "Guaranty" means the Guaranty executed and delivered in the form attached hereto as Exhibit A.

     "Hedging Agreements" means interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest, exchange rate or commodity price hedging agreements.

         "Indebtedness" of any Person at any date means without duplication (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities and other accounts payable, and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (iii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iv) all obligations of such Person under financing leases and capital leases, (v) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (vi) all Guarantee Obligations of such Person (excluding in any calculation of consolidated indebtedness of the Borrower, Guarantee Obligations of the Borrower in respect of primary obligations of any Subsidiary), (vii) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (viii) all liabilities secured by any Lien (other than Liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (ix) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (x) Senior Preferred Stock, (xi) such Person's allocable percentage of debt of any Investment Affiliates equal to the greater of (a) the percentages of the principal amount of such debt(s) for which such Person is liable and (b) the applicable economic interest in such Investment Affiliate(s) held by such Person, in the aggregate, (xii) all obligations to make advances and contributions to Investment Affiliates, and
(xiii) to the extent not included in Interest Expense all obligations to make payments under any Hedging Agreements.

     "Insolvency" means insolvency as defined in the United States Bankruptcy Code, as amended. "Insolvent" when used with respect to a Person, shall refer to a Person who satisfies the definition of Insolvency.

     "Interest Expense" means, for any period, the sum (calculated on an annualized basis) of (i) all interest expense of the Consolidated Operating Partnership determined in accordance with GAAP, plus (ii) capitalized interest not covered by an interest reserve from a loan facility, plus (iii) the allocable portion (based on liability) of any accrued or paid interest incurred on any obligation for which any entity in the Consolidated Operating Partnership is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities, plus (iv) the allocable percentage of any accrued or paid interest incurred on any Indebtedness of any Investment Affiliate, whether recourse or non-recourse, equal to the applicable economic interest in such Investment Affiliate held by any entity in the Consolidated Operating Partnership, in the aggregate, provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories.

         "Interest Period" means a LIBOR Interest Period.

     "Investment Affiliate" means any Person in which any entity in the Consolidated Operating Partnership, directly or indirectly, has an ownership interest but which is not a member of the Consolidated Operating Partnership.

     "Land" means any parcel of real property wholly-owned in fee simple of record by any entity in the Consolidated Operating Partnership or any Investment Affiliate (provided, however, that any such parcel of an Investment Affiliate shall be included only to the extent of the allocable economic interest in such Investment Affiliate held by any entity in the Consolidated Operating Partnership, in the aggregate), which parcel is not improved.

     "Leased Space" means, as of any date of determination, the total rentable area, then leased, subleased, licensed or otherwise occupied under any written agreement at market rates (determined as of the time such agreement was entered into), in all of the Projects.

     "Lenders" means, collectively, BOFA and the other Persons executing this Agreement in such capacity, or any Person which subsequently executes and delivers any amendment hereto in such capacity and each of their respective permitted successors and assigns. Where reference is made to "the Lenders" in any Loan Document it shall be read to mean "all of the Lenders"

     "Lending Installation" means any U.S. office of any Lender authorized to make loans similar to the Advances described herein.

     "LIBOR Advance" means an Advance that bears interest at the Adjusted LIBOR Rate.

     "LIBOR Interest Period" means, with respect to a LIBOR Advance, a period of 30, 60, 90 or 180 days (to the extent that periods in excess of three months are generally available from the Lenders), as selected in advance by the Borrower.

     "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the per annum rate of interest, rounded upward, if necessary, to the nearest 1/16th of one percent (0.0625%), determined by the Administrative Agent to be the rate at which deposits in immediately available funds in U.S. Dollars would be offered by BOFA's London branch to first-class banks in the London interbank eurodollar market at approximately 11:00 a.m. London time two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of the relevant LIBOR Advance and having a maturity approximately equal to such LIBOR Interest Period.

     "Lien" means any mortgage, pledge, hypothecation, deposit arrangement, preference, priority, security interest, collateral assignment, statutory or consensual lien, charge, restriction or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination agreement in favor of another Person). For purposes of this Agreement, a Lien on the Capital Stock of any Person shall be deemed to constitute a Lien on the assets of said Person.

     "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

     "Loan Documents" means this Agreement, the Notes, the Guaranty and any and all other agreements or instruments required and/or provided to Lenders hereunder or thereunder, as any of the foregoing may be amended from time to time.

     "Majority Lenders" means Lenders in the aggregate having in excess of 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding in excess of 50% of the aggregate unpaid principal amount of the outstanding Advances.

     "Margin Stock" has the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve System.

      "Material Adverse Effect" means, with respect to any matter, that such matter constitutes a Material Adverse Financial Change or (x) materially and adversely affects the business, properties, condition or results of operations of the Consolidated Operating Partnership taken as a whole, or (y) constitutes a nonfrivolous challenge to the validity or enforceability of any material provision of any Loan Document against any obligor party thereto.

     "Material Adverse Financial Change" shall be deemed to have occurred if a material adverse financial change has occurred which could reasonably be expected to materially impair Borrower's or any Guarantor's ability to perform its obligations under any of the Loan Documents.

     "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, radon, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Maturity Date" means July 6, 1998 or such earlier date on which the principal balance of the Facility and all other sums due in connection with the Facility shall be due as a result of the acceleration of the Facility.

     "Monetary Default" means any Default involving Borrower's failure to pay any of the Obligations when due.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Operating Income" means, as to any Property for any fiscal period, an amount equal to (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance), less (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, excluding capital expenditures, but including, without limitation, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, management fees, leasing commissions and on-site marketing expenses.

     "Non-Use Fee" is defined in Section 2.7 hereof.

     "Note" means the promissory note payable to the order of each Lender in the amount of such Lender's maximum Commitment in the form attached hereto as Exhibit B (collectively, the "Notes").

     "Obligations" means the Advances and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or any or all of the Lenders arising under this Agreement or any of the other Loan Documents.

     "Partial Advance" is defined in Section 2.3 hereof.

     "Participants" is defined in Section 13.2.1 hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Percentage" means, with respect to each Lender, the applicable  percentage
of  the  then-current   Aggregate   Commitment   represented  by  such  Lender's
then-current Commitment.

     "Permitted Liens" are defined in Section 9.6 hereof.

     "Person" means an individual, a corporation, a limited or general partnership, an association, a joint venture or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.

     "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA, whether or not terminated, as to which the Borrower or any member of the Controlled Group may have any liability.

     "Preleased Assets Under Development" means as of any date of determination, any Project which (i) is under construction and then treated as an asset under development under GAAP, and (ii) has, as of such date, at least fifty percent (50%) of its projected total rentable area leased at market rates to third party tenants similar to those at Borrower's other properties, both such land and improvements under construction to be valued for purposes of this Agreement at then-current book value, as determined in accordance with GAAP; provided, however, in no event shall Preleased Assets Under Development include any Project after the date on which a certificate of occupancy or comparable authorization has been issued for such Project by the applicable governmental authority. Preleased Assets Under Development shall be comprised of two groups:
"75% Preleased Assets Under Development" which shall mean, collectively, any Preleased Assets Under Development that has, as of such date, at least seventy five percent (75%) of its projected total rentable area so leased; and "50% Preleased Assets Under Development" which shall mean, collectively, any Preleased Asset Under Development that has, as of such date, less than seventy five percent (75%) but at least fifty percent (50%) of its projected total rentable area so leased.

     "Project" means any parcel of real property wholly-owned in fee simple of record by any entity in the Consolidated Operating Partnership or any Investment Affiliate (provided, however, that any such parcel of an Investment Affiliate shall be included only to the extent of the allocable economic interest in such Investment Affiliate held by any entity in the Consolidated Operating Partnership, in the aggregate), together with all improvements thereon, which is fully improved for use and operated as a office or light industrial property, and with respect to which a certificate of occupancy or comparable authorization has been issued by the applicable governmental authority.

     "Property" means each parcel of real property wholly-owned in fee simple of record by any entity in the Consolidated Operating Partnership or any Investment Affiliate, together with all improvements, if any, thereon, provided, however, that any such parcel of an Investment Affiliate shall be included only to the extent of the allocable economic interest in such Investment Affiliate held by any entity in the Consolidated Operating Partnership, in the aggregate.

     "Purchasers" is defined in Section 13.3.1 hereof.

     "Qualified Officer" means, with respect to any entity, the chief financial officer, chief accounting officer or controller of such entity if it is a corporation or of such entity's general partner if it is a partnership or such other appropriate individual approved by the Bank.

     "Rate Option" means the Adjusted Base Rate or the Adjusted LIBOR Rate. The Rate Option in effect on any date shall always be the Adjusted Corporate Base Rate unless the Borrower has properly selected the Adjusted LIBOR Rate pursuant to Section 2.10 hereof.

     "Real Estate Asset Value" means, for any Person for any quarter, the sum of
(i) the quotient of (x) EBITDA for such Person during such quarter (which EBITDA shall be calculated by annualizing actual EBITDA for such quarter, but shall exclude EBITDA, if any, attributable to Preleased Assets Under Development), divided by (y) a capitalization rate equal to 10.25%, plus (ii) the gross acquisition cost paid for any Property acquired during such quarter, less customary brokerage fees and other closing costs incurred by such Person in connection with such acquisition.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Reserve Requirement" means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "Senior Preferred Stock" means the stated value of any preferred stock issued by the General Partner which is not typical preferred stock but instead is both (i) redeemable by the holders thereof on any fixed date or upon the occurrence of any event and (ii) as to payment of dividends or amounts on liquidation, either guaranteed by any direct or indirect Subsidiary of the General Partner or secured by any property of the General Partner or any direct or indirect Subsidiary of the General Partner.

     "Senior Preferred Stock Expense" means, for any period for any Person, the aggregate dividend payments due to the holders of Senior Preferred Stock of such Person, whether payable in cash or in kind, and whether or not actually paid during such period, in each case on an annualized basis (if such period is less than a full fiscal year).

     "Solvent"  means,  as to any Person on a particular  date, that such Person
(a) has capital sufficient to carry on its existing business and transactions and all business and transactions in which it is about to engage, (b) owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its probable liabilities (including, without limitation, contingencies), (c) does not intend to or believe that it will incur debts or liabilities beyond its ability to pay the same as they mature and (d) is not Insolvent.

     "Subordinated Debt" means Indebtedness of the Consolidated Operating Partnership is contractually subordinated in right of payment and otherwise to the Indebtedness under the Loan Documents, on terms acceptable to the Majority Lenders.

     "Subsidiary" means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and provided such corporation, partnership or other entity is consolidated with such Person for financial reporting purposes under GAAP.

     "Transferee" is defined in Section 13.4 hereof.

     "Unencumbered Asset" means those Properties held by any entity in the Consolidated Operating Partnership or any Eligible Joint Venture which, as of any date of determination, (a) is not subject to any Liens other than Permitted Liens (excluding Liens described in Schedule 9.6 attached hereto), (b) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which prohibits or limits the ability of any entity in the Consolidated Operating Partnership or Eligible Joint Venture, as the case may be, to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of such entity in the Consolidated Operating Partnership or Eligible Joint Venture, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which
(i) entitles any Person to the benefit of any Lien (other than Permitted Liens excluding Liens described in Schedule 9.6 attached hereto) on any assets or Capital Stock of any entity in the Consolidated Operating Partnership or Eligible Joint Venture or (ii) would entitle any Person to the benefit of any Lien (other than Permitted Liens excluding Liens described in Schedule 9.6 attached hereto) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), (d) is not the subject of any material architectural/engineering issue or any material Environmental Law issue, as evidenced by a certification of Borrower, and (e) is in material compliance with the applicable representations and warranties in Article VI below; provided that any Property which would, as of the date of determination, individually account for more than fifteen percent (15%) of the Value of Unencumbered Assets shall be excluded herefrom. Notwithstanding anything to the contrary contained in this Agreement, if the Administrative Agent reasonably determines that any Property theretofore identified by Borrower as an Unencumbered Asset may be the subject of a material architectural/engineering issue or a material Environmental Law issue, the Administrative Agent may (i) require Borrower to furnish a current detailed environmental assessment or architectural/engineering assessment, as the case may be, and, if applicable, a written estimate of any remediation costs from a qualified architect, engineer or contractor acceptable to the Administrative Agent, in which event Borrower shall promptly obtain and furnish the same at its own expense, and (ii) exclude any such Property from the
Unencumbered  Asset  at  its  election.   No  Property  of  any  entity  in  the
Consolidated Operating Partnership or any Investment Affiliate shall be deemed to be unencumbered unless both such Property and all Capital Stock of such entity or Investment Affiliate, as the case may be, is unencumbered and such entity (and any other intervening Subsidiary between the Borrower and such entity) or Investment Affiliate, as the case may be, has no Indebtedness for borrowed money (other than Indebtedness due to the Borrower). As of the Agreement Execution Date, the parties hereto agree that those Properties described on Schedule 2 attached hereto shall constitute all of the Unencumbered Assets as of such date.

     "Unencumbered NOI" means, for any period, Net Operating Income for all Unencumbered Assets during such period.

     "Value of Unencumbered Assets" means, as of any date, the sum of (i) the quotient of (a) the Unencumbered NOI for the immediately preceding full fiscal quarter from each Property which is an Unencumbered Asset as of such date (as such Unencumbered NOI is annualized), divided by (b) a capitalization rate of 10.25%, plus (ii) the gross acquisition cost paid for any Property that is an Unencumbered Asset and is acquired during such quarter, less customary brokerage fees and other closing costs incurred by the Consolidated Operating Partnership in connection with such acquisition; provided, however, that in no event shall the aggregate amount added to the Value of Unencumbered Assets on account of Eligible Joint Ventures exceed ten percent (10%) of the Value of Unencumbered Assets. For purposes of this definition, Net Operating Income from any Unencumbered Assets acquired or sold during the period in question shall be excluded.

     The foregoing definitions shall be equally applicable to both the singular and the plural forms of the defined terms.

         1.2 Financial Standards. All financial and accounting terms used and not otherwise defined herein shall be construed in accordance with GAAP. All financial and accounting computations and determinations required of a Person under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP, except as otherwise expressly provided herein.

                                   ARTICLE II

                                  THE FACILITY

         2.1      The Facility.

                  (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein, Lenders agree to make Advances through the Administrative Agent to Borrower from time to time prior to the Maturity Date, provided that the making of any such Advance will not cause the then Allocated Facility Amount to exceed the then-current Aggregate Commitment. The Advances may be ratable Base Rate Advances or ratable LIBOR Advances. Except as provided in Section 12.16 hereof, each Lender shall be required to fund only its Percentage of each such Advance and no Lender will be required to fund any amounts which when aggregated with such Lender's Percentage of all other Advances then outstanding would exceed such Lender's then-current Commitment. This facility ("Facility") is a revolving credit facility and, subject to the provisions of this Agreement, Borrower may request Advances hereunder, repay such Advances and reborrow Advances at any time prior to the Maturity Date.

                  (b)  The  Facility   created  by  this  Agreement,   and  that
Commitment of each Lender to lend hereunder, shall terminate on the Maturity Date, unless sooner terminated in accordance with the terms of this Agreement.

     (c) In no event shall the Aggregate Commitment exceed Thirty Five Million Dollars ($35,000,000).

     2.2 Principal Payments. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Maturity Date.

         2.3 Requests for Advances: Responsibility for Advances. Ratable Advances funded by the Lenders shall be made available to Borrower by Administrative Agent in accordance with Section 2.1(a) and Section 2.10(a) hereof. The obligation of each Lender to fund its Percentage of each ratable Advance shall be several, and not joint or joint and several.

         2.4 Evidence of Credit Extensions. The Advances of each Lender outstanding at any time shall be evidenced by the Notes. Each Note executed by the Borrower shall be in a maximum principal amount equal to each Lender's Percentage of the Aggregate Commitment. Each Lender shall record Advances and principal payments thereof on the schedule attached to its Note or, at its option, in its records, and each Lender's record thereof shall be conclusive absent Borrower furnishing to such Lender conclusive and irrefutable evidence of an error made by such Lender with respect to that Lender's records. Notwithstanding the foregoing, the failure to make, or an error in making, a notation with respect to any Advance shall not limit or otherwise affect the obligations of Borrower hereunder or under the Notes to pay the amount actually owed by Borrower to Lenders.

         2.5 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to their Percentages. The ratable Advances may be Base Rate Advances, LIBOR Advances or a combination thereof selected by the Borrower in accordance with Sections 2.9 and 2.10.

         2.6 Unused Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the "Non-Use Fee"), payable quarterly in arrears on the first day of each calendar quarter hereafter beginning on January 1, 1998, calculated for each calendar quarter from the Agreement Execution Date to and including the Maturity Date, on the weighted average during such quarter of the daily unborrowed portion of such Lender's Commitment (which is equal to the difference between (a) such Lender's Commitment on such day and (b) the then outstanding Loans owed to such Lender). If such weighted average is less than or equal to 33% of such Lender's portion of the Aggregate Commitment, the Non-Use Fee for such quarter shall be calculated at the rate of 0.15% per annum of such average. If such weighted average is greater than 33% but not more than 66% of such Lender's portion of the Aggregate Commitment, the Non-Use Fee for such quarter shall be calculated at the increased rate of 0.20% per annum on such average, and if such weighted average is greater than 66% of such Lender's portion of the Aggregate
Commitment, the Non-Use Fee for such quarter shall be calculated at the increased rate of 0.25% per annum on such average. Notwithstanding the foregoing, all Non-Use Fees shall be calculated and payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder with respect to any partial calendar quarter. The Non-Use Fee shall be calculated for actual days elapsed on the basis of a 360-day year. [For purposes of illustration only and not in limitation of the foregoing: If, during the entire month of April, 1998, the unborrowed portion of the Loan is 70%, and on May 1 through May 20, such unborrowed portion is 50% and on May 21 through June 30, such unborrowed portion is 30%, then the quarterly Non-Use Fee payable on July 1, 1998 would be calculated as follows: [.0025 x (30)360) x (.7 x $35,000,000)] + [.0020 x (20)360) x (.5 x $35,000,000)] + [.0015 x (41)360) x
(.3 x $35,000,000)] = $8,842.35.

         2.7      Other Fees.

                  (a)  The   Borrower   shall  pay  all  fees   payable  to  the
Administrative Agent pursuant to the Borrower's letter agreement with the Administrative Agent and Documentation Agent.

                  (b) The Borrower shall pay to the Administrative Agent for the account of the Lenders (i) a one-time arrangement fee ("Facility Fee") in the amount of $17,500, to be shared among the Lenders based on their respective Percentages; and (ii) a one-time agency fee ("Agency Fee") in the amount of $5,000 to be retained in full by Administrative Agent. The Facility Fee and Agency Fee shall each be paid by Borrower on the Agreement Execution Date.

         2.8 Minimum Amount of Each Advance. Each LIBOR Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Base Rate Advance shall be in the minimum amount of $250,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Base Rate Advance may be in the amount of the unused Aggregate Commitment.

         2.9      Interest.

                  (a) The outstanding principal balance under the Notes shall bear interest from time to time at a rate per annum equal to:

                           (i)      the Adjusted Base Rate; or

                           (ii)     at the election of Borrower with respect to
all or portions of the Obligations, the Adjusted LIBOR Rate.

                  (b) All interest shall be calculated for actual days elapsed on the basis of a 360 day year. Interest accrued on each Advance shall be payable in arrears on the first day of each calendar month, commencing with the first such date to occur after the date hereof, and the Maturity Date. Interest shall not be payable for the day of any payment on the amount paid if payment is received by Administrative Agent prior to noon (Chicago time). If any payment of principal or interest under the Notes shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a payment of principal, such extension of time shall be included in computing interest due in connection with such payment.

         2.10     Selection of Rate Options and LIBOR Interest Periods.

                  (a) Borrower, from time to time, may select the Rate Option and, in the case of each LIBOR Advance, the commencement date (which shall be a Business Day) and the length of the LIBOR Interest Period applicable to each LIBOR Advance. Borrower shall give Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Chicago time) (i) at least one Business Day prior to a Base Rate Advance, and (ii) at least three (3) Business Days prior to a ratable LIBOR Advance, specifying:

                       (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                       (ii)         the aggregate amount of such Advance,

                       (iii)        the type of Advance selected, and

                       (iv) in the case of each LIBOR Advance, the LIBOR Interest Period applicable thereto.

         The Borrower shall also deliver together with each Borrowing Notice the compliance certificate required in Section 5.2, if required, and otherwise comply with the conditions set forth in Section 5.2 for Advances. Administrative Agent shall use reasonable efforts to provide each Lender by facsimile with a copy of each Borrowing Notice and compliance certificate on the same Business Day it is received.

         Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Administrative Agent. Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower.

                  (b) Administrative Agent shall, as soon as practicable after receipt of a Borrowing Notice requesting a LIBOR Advance, determine the Adjusted LIBOR Rate applicable to the requested ratable LIBOR Advance and inform Borrower and Lenders of the same. Each determination of the Adjusted LIBOR Rate by Administrative Agent shall be conclusive and binding upon Borrower in the absence of manifest error.

                  (c) If Borrower shall prepay a LIBOR Advance other than on the last day of the LIBOR Interest Period applicable thereto, Borrower shall be responsible to pay all amounts due to Lenders as required by Section 4.4 hereof.

                  (d) As of the end of each LIBOR Interest Period selected for a ratable LIBOR Advance, the interest rate on the LIBOR Advance will become the Adjusted Base Rate, unless

Borrower has once again selected a LIBOR Interest Period in accordance with the timing and procedures set forth in Section 2.10(g).

                  (e) The right of Borrower to select the Adjusted LIBOR Rate for an Advance pursuant to this Agreement is subject to the availability to Lenders of a similar option. If Administrative Agent determines that (i) deposits of Dollars in an amount approximately equal to the LIBOR Advance for which the Borrower wishes to select the Adjusted LIBOR Rate are not generally available at such time in the London interbank eurodollar market, or (ii) the rate at which the deposits described in subsection (i) herein are being offered will not adequately and fairly reflect the costs to Lenders of maintaining an Adjusted LIBOR Rate on an Advance or of funding the same in such market for such LIBOR Interest Period, or (iii) reasonable means do not exist for determining an Adjusted LIBOR Rate, or (iv) the Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then in any of such events, Administrative Agent shall so notify Borrower and Lenders and such Advance shall bear interest at the Adjusted Base Rate.

                  (f) In no event may Borrower elect a LIBOR Interest Period which would extend beyond the Maturity Date. In no event may Borrower have more than five (5) different LIBOR Interest Periods for LIBOR Advances outstanding at any one time.

                  (g)      Conversion and Continuation.

                           (i) Borrower may elect from time to time,  subject to
                  the other provisions of this Section 2.10, to convert all or any part of a ratable Advance into any other type of Advance; provided that any conversion of a ratable LIBOR Advance shall be made on, and only on, the last day of the LIBOR Interest Period applicable thereto.

                           (ii) Base Rate Advances  shall  continue as Base Rate
                  Advances unless and until such Base Rate Advances are converted into ratable LIBOR Advances pursuant to a Conversion/Continuation Notice from Borrower in accordance with Section 2.10(g)(iv). Ratable LIBOR Advances shall continue until the end of the then applicable LIBOR Interest Period therefor, at which time each such Advance shall be automatically converted into a Base Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice in accordance with Section 2.10(g)(iv) requesting that, at the end of such LIBOR Interest Period, such Advance either continue as an Advance of such type for an additional LIBOR Interest Period of the same or different duration.

                           (iii) Notwithstanding anything to the contrary contained in this Section 2, no Advance may be converted into a LIBOR Advance or continued (following the end of a LIBOR Interest Period) as a LIBOR Advance when any Monetary Default or Event of Default has occurred and is continuing.

                           (iv) The Borrower shall give the Administrative Agent
                  irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a LIBOR Advance not later than 11:00 a.m. (Chicago time) on the
                  Business Day immediately preceding the date of the requested conversion, in the case of a conversion into a Base Rate Advance, or 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a ratable LIBOR Advance, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and type of the Advance to be converted or continued; and (3) the amounts and type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a ratable LIBOR Advance, the duration of the LIBOR Interest Period applicable thereto.

         2.11 Method of Payment. All payments of the Obligations hereunder shall be made, without set-off, deduction, or counterclaim, by wire transfer to Administrative Agent's account designated in writing from time to time by notice to Borrower or, in the absence of such notice, to Administrative Agent at its address specified herein, or at any other Lending Installation specified in writing by Administrative Agent to Borrower, by noon (local time) on the date when due and shall be applied ratably by Administrative Agent among the Lenders, except as otherwise provided herein. Each payment delivered to Administrative Agent for the account of any Lender shall be delivered promptly by
Administrative Agent to such Lender in the same type of funds that Administrative Agent received at its address specified herein or at any Lending Installation specified in a notice received by Administrative Agent from such Lender. Administrative Agent is hereby authorized to charge any accounts of Borrower maintained with BOFA for each payment of principal, interest and fees as it becomes due hereunder.

         2.12 Default. Notwithstanding the foregoing, during the continuance of a Monetary Default, any other material Default, or any Event of Default, Borrower shall not have the right to request a LIBOR Advance, continue or select a new LIBOR Interest Period for an existing ratable LIBOR Advance or convert any Base Rate Advance to a ratable LIBOR Advance. During the continuance of a Monetary Default or any Event of Default, outstanding Advances shall bear interest at the applicable Default Rates until such Monetary Default or Event of Default ceases to exist or the Obligations are paid in full.

         2.13 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and Borrower, designate a Lending Installation through which Loans will be made by it and for whose account payments are to be made.

         2.14 Non-Receipt of Funds by Administrative Agent. Unless Borrower or a Lender, as the case may be, has notified Administrative Agent prior to the date on which it is scheduled to make payment to Administrative Agent of (i) in the case of a Lender, an Advance, or (ii) in the case of Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Administrative Agent or any or all of the Lenders, that it does not intend to make such payment (which notice shall not affect the obligations of Borrower or any Lender, as the case may be, hereunder), and such notice has been received by Administrative Agent, Administrative Agent may assume that such payment will be made when due. Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to Administrative Agent, the recipient of such payment shall, on demand by Administrative Agent, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate (as determined by Administrative Agent) for such day or
(ii) in the case of payment by Borrower, the interest rate applicable to the relevant Advance.

     2.15 Application of Moneys Received. All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

     (i) to the payment of all expenses then due and payable by Borrower hereunder, including, without limitation, costs incurred in the collection of such moneys;

     (ii) to the reimbursement of any yield protection due to any of the Lenders in accordance with Section 4.1;

     (iii) to the payment of all indemnity obligations then due and payable by Borrower hereunder;
     (iv) to payment of all fees then due to the Administrative Agent;

     (v) to the payment of any Non-Use Fee and Facility Fee, if then due, and to the payment of all fees due hereunder;

     (vi) first to interest until paid in full and then to principal for all Lenders (other than Defaulting Lenders), in accordance with the respective Funded Percentages of the Lenders;

     (vii) any other sums due to the Administrative Agent or any Lender under any of the Loan Documents; and

     (viii) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).

         2.16 Voluntary Reduction of Aggregate Commitment Amount. Upon at least five (5) days prior irrevocable written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to terminate the Aggregate Commitment in whole or in part provided that (a) Borrower may not reduce the Aggregate Commitment below the Allocated Facility Amount at the time of such requested reduction, and (b) any such partial termination shall be in the minimum aggregate amount of Five Million Dollars ($5,000,000.00) or any integral multiple of Five Million Dollars ($5,000,000.00) in excess thereof. Any partial termination of the Aggregate Commitment shall be applied pro rata to each Lender's Commitment.

                                   ARTICLE III

                              INTENTIONALLY DELETED

                                   ARTICLE IV

                             CHANGE IN CIRCUMSTANCES

     4.1 Yield Protection. If the adoption of or change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

                           (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from Borrower (excluding federal and state taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of such taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

                           (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (including reserves and assessments relating to LIBOR Advances), or

                           (iii) imposes any other condition,  and the result is
                  to increase the cost of any Lender or any applicable Lending Installation of making, funding or maintaining Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held, or interest received by it, by an amount deemed material by such Lender, then, within fifteen (15) days after written demand by such Lender describing the basis for such demand, Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.


         4.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporate entity controlling such Lender is increased as a result of a Change (as defined below), then, within fifteen (15) days after written demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards", including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. Without in any way affecting the Borrower's obligation to pay compensation actually claimed by a Lender under this Section 4.2, the Borrower shall have the right to replace any Lender which has demanded such compensation with a replacement Lender acceptable to Administrative Agent; provided, however, that no Monetary Default, other material Default or any Event of Default shall then exist, and that Borrower notifies such Lender that it has elected to replace such Lender and notifies such Lender and the Administrative Agent of the identity of the proposed replacement Lender not more than sixty (60) days after the date of such Lender's most recent demand for compensation under this Section
4.2. The Lender being replaced shall assign its Percentage of the Aggregate Commitment and its rights and obligations under this Facility to the replacement Lender in accordance with the requirements of Section 13.3 hereof and the replacement Lender shall assume such Percentage of the Aggregate Commitment and the related obligations under this Facility, all pursuant to an assignment agreement substantially in the form of Exhibit H hereto. The purchase by the replacement Lender shall be at par (plus all accrued and unpaid interest and any other sums owed to such Lender being replaced hereunder) which shall be paid to the Lender being replaced upon the execution and delivery of the assignment.

         4.3 Availability of LIBOR Advances. If any Lender determines that maintenance of any of its Loans bearing interest at the Adjusted LIBOR Rate at a suitable Lending Installation would violate any applicable law, rule, regulation or directive of any Governmental Authority having jurisdiction, the Administrative Agent shall suspend by written notice to Borrower the availability of outstanding LIBOR Advances and require any outstanding LIBOR Advances to be repaid. If the Majority Lenders determine that deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances from and after the date of any such determination. If the Majority Lenders determine that an interest rate applicable to a LIBOR Advance does not accurately reflect the cost of making a LIBOR Advance, and, if for any reason whatsoever the provisions of Section 4.1 are inapplicable, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances from and after the date of any such determination.

         4.4 Funding Indemnification. If any payment of a LIBOR Advance occurs on a date which is not the last day of the LIBOR Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by Borrower for any reason other than default by one or more of the Lenders, Borrower will indemnify and hold harmless each Lender from and against any loss, damage, expense or cost incurred by such Lender resulting therefrom, including, without limitation, any loss, damage, expense or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance.

         4.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Advances to reduce any liability of Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a LIBOR Advance, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 4.1, 4.2 or 4.4 hereof. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Advance shall be calculated as though each Lender funded its LIBOR Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Adjusted LIBOR Rate applicable to such Advance, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement. The obligations of Borrower under Sections 4.1, 4.2 and 4.4 hereof shall survive payment of the Obligations and termination of this Agreement.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 Conditions Precedent to Closing. The Lenders shall not be required to make the initial Advance hereunder unless (i) the Borrower shall have paid all fees then due and payable to the Lenders and the Administrative Agent hereunder, (ii) all of the conditions set forth in Section 5.2 are satisfied, and (iii) the Borrower shall have furnished to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel and with sufficient copies for the Lenders, the following:

                  (a) Certificates of Limited Partnership/Incorporation. A copy of the Certificate of Limited Partnership for the Borrower and a copy of the articles of incorporation or other applicable organizational documents of each of General Partner and the other Guarantors, each certified by the appropriate Secretary of State or equivalent state official.

                  (b) Agreements of Limited Partnership/Bylaws. A copy of the Agreement of Limited Partnership for the Borrower and a copy of the bylaws, partnership agreement, operating agreement or other applicable governing instrument of each of the General Partner and the other Guarantors, including all amendments thereto, each certified by the Secretary or other appropriate officer of the Person in question as being in full force and effect on the Agreement Execution Date.

                  (c)  Good  Standing  Certificates.   A  certified  copy  of  a
certificate from the Secretary of State or equivalent state official of the states where each of the Borrower, General Partner and each other Guarantor are organized, dated as of the most recent practicable date, showing the good standing or partnership qualification (if issued) of each of Borrower, General Partner and each other Guarantor.

                  (d) Foreign Qualification Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the state where each of the Borrower, General Partner and the other Guarantors maintain its principal place of business, dated as of the most recent practicable date, showing the qualification to transact business in such state as a foreign entity, for each of Borrower, General Partner and the other Guarantors.

                  (e) Resolutions. A copy of a resolution or resolutions adopted by the Board of Directors or other applicable governing body of each of the General Partner and the other Guarantors, certified by the Secretary or other appropriate officer of the Person in question as being in full force and effect on the Agreement Execution Date, authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the consummation of the transactions provided for therein.

                  (f) Incumbency Certificate. A certificate for each of the General Partner and the other Guarantors, signed by the Secretary or other appropriate officer of the Person in question and dated the Agreement Execution Date, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered by such entity.

     (g) Loan Documents. Originals of the Loan Documents (in such quantities as the Lenders may reasonably request), duly executed by authorized officers of the appropriate entity.

                  (h) Opinion of Borrower's Counsel. A written opinion, dated the Agreement Execution Date, from outside counsel for the Borrower which counsel is reasonably satisfactory to Administrative Agent, substantially in the form attached hereto as Exhibit C.

                  (i) Opinion of Guarantor's Counsel. A written opinion, dated the Agreement Execution Date, from outside counsel for the Guarantors which counsel is reasonably satisfactory to Administrative Agent, substantially in the form attached hereto as Exhibit D.

     (j) Compliance Certificate. An original compliance certificate in the form attached hereto as Exhibit F, duly executed by a Qualified Officer of Borrower.

     (k) Financial and Related Information. The following information:

                           (i) A certificate,  signed by an executive officer of
                  the Borrower, stating that on the Agreement Execution Date no Default or Event of Default has occurred and is continuing and that all representations and warranties of the Borrower contained herein are true and correct as of the Agreement Execution Date as and to the extent set forth herein;

                           (ii) The most recent consolidated annual and quarterly financial statements of the Borrower and a certificate from a Qualified Officer of the Borrower that no change in the Borrower's financial condition that could have a Material Adverse Effect has occurred since September 30, 1997;

                           (iii) Evidence of sufficient Unencumbered Assets [which evidence may include pay-off letters (together with evidence of payment or a direction of Borrower to use a portion of the proceeds of the Advances to repay such Indebtedness), mortgage releases and/or title policies] to assist the Administrative Agent in determining the Borrower's compliance with the covenants set forth in Article VII and
                  Article IX herein;

                           (iv) Written money transfer instructions, in substantially the form of Exhibit E hereto, addressed to the Administrative Agent and signed by a Qualified Officer of Borrower, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested; and

                           (v) Operating  statements for the Unencumbered Assets
                  and other evidence of income and expenses to assist the Administrative Agent in determining Borrower's compliance with the covenants set forth in Articles VII, VIII and IX herein.

                  (l) Other Evidence as any Lender May Require. Such other documents and evidence as the Administrative Agent and any Lender may reasonably request to fully effectuate and establish the consummation of the transactions contemplated hereby, the taking of all necessary actions in any proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

         5.2 Conditions Precedent to Subsequent Advances. Advances after the initial Advance shall be made from time to time as requested by Borrower, and the obligation of each Lender to make any Loan for any such Advance are subject to the following terms and conditions:

                  (a) prior to and at the time of each such Advance or issuance, no Default or Event of Default shall have occurred and be continuing under this Agreement or any of the Loan Documents and, if required by Administrative Agent, Borrower shall deliver a certificate of Borrower to such effect; and

                  (b) The representations and warranties contained in Article VI are true and correct as of such Borrowing Date or date of conversion and/or continuation as and to the extent set forth therein, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

                  (c) As to each Subsidiary that executes and delivers a Guaranty after the Agreement Execution Date (or that is required to do so), the Borrower has delivered to the Administrative Agent the items described in subsections (a) through (g) of Section 5.1 hereof.

         Each  Borrowing   Notice  and   Conversion/Continuation   Notice  shall
constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(a) through (c) have been satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants that:

         6.1 Existence. Attached hereto as Schedule 6.1 (as updated from time to time in accordance with this Agreement) is a table showing, for each Credit Party, its organizational form (e.g., corporation, partnership, limited liability company, etc.), state of organization, state in which its principal place of business is located, owner(s) of its Capital Stock and percentage ownership interest. Each Credit Party is an entity of the type indicated for such Credit Party on Schedule 6.1 (as updated from time to time) duly organized and validly existing under the laws of the state of its organization as indicated on Schedule 6.1 (as updated from time to time), with its principal place of business in the state indicated for such Credit Party on Schedule 6.1 (as updated from time to time), and is duly qualified as a foreign entity, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which it owns any Property and, except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which the nature of its business or activities requires such qualification or authority. Each Subsidiary of each Credit Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which it owns any Property, and except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which the nature of its business or activities requires such qualification.

         6.2 Corporate/Partnership Powers. The execution, delivery and performance of the Loan Documents required to be delivered by each Credit Party hereunder are within the authority of such entity and the powers of the Borrower under its partnership agent have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which such Credit Party is a party or by which such Credit Party or any of its respective assets may be bound or affected.

         6.3 Power of Officers. The officers of each Credit Party executing the Loan Documents required to be delivered by such entities or by the Borrower hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.

         6.4 Government and Other Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of any of the Loan Documents by any of the Credit Parties. No other consent to or approval of the transactions contemplated hereunder is required from any ground lessor, mortgagee, beneficiary under a deed of trust or any other Person, except as has been delivered to the Lenders on or before the Agreement Execution Date.

         6.5 Solvency. Immediately after the Agreement Execution Date and immediately following the making of each Advance and after giving effect to the application of the proceeds of such Advance, each of the Credit Parties will be Solvent.

     6.6 Compliance With Laws and Agreements. There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on any of the Credit

Parties or any of their respective assets which would be violated or contravened by the execution, delivery or performance of the Loan Documents. The Credit Parties and their respective Property and other assets are in substantial compliance with applicable laws, and with all material leases, licenses and other agreements to which any Credit Party is a party or by which such Credit Party or any of its assets is bound. No other party to any such lease, license or other agreement is in default thereunder in any material respect.

         6.7 Enforceability of Agreement. This Agreement and each of the other Loan Documents is (or, when fully executed and delivered, will be) the legal, valid and binding agreement of each of the Credit Parties thereto, enforceable against each such Credit Party in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

         6.8 Title to Property. Borrower or its Subsidiaries has fee simple title (subject only to Permitted Liens) to the Property and assets reflected in Borrower's consolidated financial statements most recently delivered to the Administrative Agent as owned by it or any such Subsidiary, free and clear of Liens except for the Permitted Liens. Neither the execution, delivery nor performance of the Loan Documents required by the Credit Parties will result in the creation of any Lien on the Property or such assets. Borrower and its Subsidiaries either own, or have entered into valid leases, licenses and other agreements for, all assets, services and facilities necessary for the conduct of their respective businesses and the operation of their respective assets.

         6.9 Litigation. There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of Borrower's knowledge after due inquiry, threatened against or affecting the Borrower, any of the other Credit Parties or any of the Property, the adverse determination of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as disclosed on Schedule 6.9 hereto.

         6.10 Events of Default. No Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by any of the Credit Parties under any of the Loan Documents or any other document to which any of the Credit Parties is a party.

         6.11 Investment Company Act of 1940. None of the Credit Parties is an investment company within the meaning of the Investment Company Act of 1940 and none of the Credit Parties will become such an investment company.

         6.12 Public Utility Holding Company Act. None of the Credit Parties is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the definitions of the Public Utility Holding Company Act of 1935, as amended.

         6.13 Regulation U. The proceeds of the Advances will not be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

     6.14 No Material Adverse Financial Change. There has been no Material Adverse Financial Change since the date of the financial and/or operating statements most recently submitted to the Lenders.

         6.15 Financial Information. All financial statements and operating statements furnished to the Lenders by or at the direction of any of the Credit Parties and all other financial information and data furnished by any of the Credit Parties to the Lenders are complete and correct in all material respects as of the date thereof, and such statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Credit Parties and the Property as of such date. None of the Credit Parties has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

         6.16 Factual Information. All factual information heretofore or contemporaneously furnished by or on behalf of any of the Credit Parties to the Lenders for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated therein is, and all other such factual information hereafter furnished by or on behalf of any of the Credit Parties to the Lenders will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

         6.17 ERISA. (i) None of the Credit Parties is an entity deemed to hold "plan assets" within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and (ii) the execution of this Agreement and the other Loan Documents and the transactions contemplated hereunder and thereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.

         6.18 Taxes. All required tax returns have been filed by each of the Credit Parties with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith by appropriate proceedings and for which adequate reserves, in accordance with GAAP, are being maintained.

         6.19     Environmental Matters.  Except as disclosed in Schedule 6.19:

                           (i) The  Property  does not contain any  Materials of
                  Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably be expected to give rise to liability under, Environmental Laws.

                           (ii) None of Borrower, its Subsidiaries or Investment
                  Affiliates has received any written notice alleging that any or all of the Property or any or all of the operations at the Property are not in compliance with all applicable Environmental Laws, or alleging the existence of any contamination at or under such Property in amounts or concentrations which constitute a violation of any Environmental Law.


                           (iii) To the best of  Borrowers  knowledge  after due
                  inquiry, no notice, violation, non-compliance or liability referred to in Section 6.19(ii) above is threatened, and no condition, fact or circumstance exists that could reasonably be expected to result in such notice, violation, non-compliance or liability.

                           (iv) During the ownership of the Property by any or all of Borrower,its Subsidiaries and Investment Affiliates, no materials defined as hazardous or toxic by, or otherwise regulated under, any Environmental Laws ("Materials") have been released, transported or disposed of, or otherwise migrated, from the Property in violation of, or in a manner or to a location which could reasonably be excepted to give rise to liability under any applicable Environmental Laws, nor during the ownership of the Property by any or all of Borrower, its Subsidiaries and Investment Affiliates have any Materials been generated, treated, stored, abandoned or disposed of at, on or under any of such Property in violation of, or in a manner that could reasonably be expected to give rise to liability under any applicable Environmental Laws. To the best knowledge of Borrower after due inquiry, no such release, transport, disposal, migration, generation, treatment, abandonment or storage from, at, on or under any of the Property occurred, prior to ownership thereof by Borrower, its Subsidiaries and Investment Affiliates, in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Laws.

                           (v) No judicial proceedings or governmental or administrative action is pending, or, to the best knowledge of Borrower after due inquiry, threatened, under any Environmental Law to which Borrower, any of its Subsidiaries or any Investment Affiliate is named as a party with respect to any of the Property, nor are there any consent or other decrees, orders, or other administrative or judicial decisions or requirements outstanding under any Environmental Law with respect to such Property.

         6.20 Insurance. Borrower has obtained, and fully paid all premiums due on, the following policies or binders of insurance on the Properties, all of which shall be issued by companies with a Best Insurance Reports (1992) Policyholder's and Financial Size Rating of "A-1X" or better:

                           (i) Property insurance  (including coverage for flood
                  and other water damage for any Properties located within a 100-year flood plain) in the amount of 100 percent of the replacement cost of the improvements at the Propertie;

                           (ii) Loss of rental income insurance in the amount not less than one year's Gross Revenues from the Properties; and

                           (iii) Commercial general liability insurance in the amount of at least $5,000,000 per occurrence.

                           All insurance must be carried by companies with a
                  Best Insurance Reports (1992) Policyholder's and Financial Size Rating of "A-IX" or better.

         6.21 No Brokers. None of the Credit Parties has dealt with any brokers, finders or other intermediaries in connection with this Facility, and no fees, commissions or other compensation are payable by or to any such Person in connection with this Agreement or the Advances. Lenders shall not be responsible for the payment of any fees or commissions to any brokers, finders or other intermediaries and Borrower shall indemnify, defend and hold Lenders harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including attorneys' fees and disbursements) made against or incurred by Lenders as a result of claims made or actions instituted by any brokers, finders or other intermediaries claiming by, through or under any of the Credit Parties in connection with the Facility.

     6.22 No Violation of Usury Laws. No aspect of any of the transactions contemplated herein or in any of the other Loan Documents violates or will violate any applicable usury laws or laws regarding the validity of agreements to pay interest.

     6.23 Not a Foreign Person. None of the Credit Parties is a "foreign person" within the meaning of Section 1445 or Section 7701 of the Code.

         6.24 No Trade Name. Except as otherwise set forth on Schedule 6.24 attached hereto, none of the Credit Parties uses any trade name and has not and does not do business under any name other than their actual names set forth herein.

         6.25 Subsidiaries. Schedule 6.25 (as updated from time to time in accordance with this Agreement) hereto contains an accurate list of all of the Subsidiaries of each of the Credit Parties, which Subsidiaries are not themselves Credit Parties, and of all of the Investment Affiliates of each of the Credit Parties, setting forth their respective jurisdictions of formation, the percentage of their respective Capital Stock owned by each Credit Party and the Property owned by them. All of the issued and outstanding shares of Capital Stock of all of the direct and indirect Subsidiaries and Investment Affiliates of Borrower have been duly authorized and issued and are fully paid and non assessable. All of such Capital Stock owned directly or indirectly by Borrower is free and clear of Liens, except as otherwise specifically noted on Schedule
6.25 (as updated from time to time).

         6.26 Properties. Schedule 6.26 hereto (as updated from time to time in accordance with the terms of this Agreement) contains a complete and accurate description, as of the Agreement Execution Date and the date of each update of
Schedule 6.26 submitted by Borrower from time to time in accordance with the terms of this Agreement, of each Property, including the name of the entity that owns each such Property, and whether such Property is Eligible Land, Land, a Project, and/or an Unencumbered Asset. With respect to each Property, Borrower hereby represents and warrants as follows:

                  (a) Except as set forth on Schedule 6.26, no portion of any improvement on any such Property is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 6.20 hereof.

                  (b) To the  Borrower's  knowledge,  except  as  set  forth  on
Schedule 6.26, each such Property and the development, use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws, and other laws regulating the development, use and occupancy of real property ("Applicable Laws").

                  (c) Except as set forth on Schedule 6.26, each such Property is served by all utilities required for the current and contemplated uses thereof. All utility service is provided by public utilities and the such Property has accepted or is equipped to accept such utility service.

                  (d) Except as set forth on Schedule 6.26, all public roads and streets necessary for service of and access to each such Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

     (e) Except as set forth on Schedule 6.26, each such Property is served by public water and sewer systems.

                  (f) Except as set forth on Schedule 6.26, each such Property is free of any patent or, to the best knowledge of Borrower and its Subsidiaries, latent structural or other material defect or deficiency. Each such Property is free of damage and waste that would materially and adversely affect its value, is in good repair and there is no deferred maintenance other than ordinary wear and tear. Each such Property is free from damage caused by fire or other casualty. There is no pending or, to the best knowledge of Borrower after due inquiry, threatened condemnation proceedings affecting any such Property, or any material part thereof.

                  (g) Except as set forth on Schedule 6.26, all liquid and solid waste disposal, septic and sewer systems located on each such Property are in a good and safe condition and repair and are in compliance with all Applicable Laws with respect to such systems.

                  (h) Except as set forth on Schedule 6.26, all improvements on each such Property lie within the boundaries and building restrictions of the legal description of record of such Property no such improvements encroach upon any adjoining property, and no improvements on adjoining properties encroach upon such Property or easements benefiting such Property. All amenities, access routes or other items that benefit such Property are under direct control of Borrower or one of its Subsidiaries, constitute permanent easements that benefit all or part of such Property or are public property, and such Property by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

                  (i) Except as set forth on Schedule 6.26, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting any such Property except to the extent such items are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided.

                  Except as set forth on  Schedule  6.26,  with  respect to each parcel of Eligible Land, each required performance bond, surety or other security has been issued to and in favor of and unconditionally accepted by each relevant governmental authority, all plans, specifications and drawings for improvements have been approved by all relevant governmental authorities, and all necessary easements, licenses, permits and other authorizations have been granted for the development thereof (including, without limitation, demolition, grading and construction permits).

         Any breach of the representations or warranties in this Section 6.26 shall disqualify such Property from being an Unencumbered Asset but shall not per se constitute an Event of Default or Default under this Agreement.

         6.27 Relationship of the Borrower. The Credit Parties are engaged as an integrated group in the business of owning, developing operating and selling real estate. The Credit Parties require financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Advances to be made to the Borrower under this Agreement are for the purpose of financing the integrated operations of the Credit Parties, and each of the Credit Parties expects to derive benefit, directly or indirectly, from the Advances, both individually and as a member of the integrated group, since the financial success of the operations of Borrower and each Guarantor is dependent upon the continued successful performance of the integrated group as a whole.

         6.28 No  Side  Deals.  None  of the  Borrower  or its  Subsidiaries  or
Affiliates have entered into any written or oral agreements, arrangements or understandings with any Lender or any Affiliate of any Lender relating to the Facility or the Loan Documents, except as otherwise disclosed in this Agreement.

                                   ARTICLE VII

                               FINANCIAL COVENANTS

         The Borrower covenants and agrees that, so long as the Commitment shall remain in effect and until full and final payment of all Obligations, without the prior written consent of the Majority Lenders, it shall not, and shall cause the other Credit Parties not to:

         7.1 Minimum Consolidated Net Worth. As of the end of any fiscal quarter, permit Consolidated Net Worth to be less than the sum of (i) $150,000,000, plus (ii) an amount equal to ninety percent (90%) of the aggregate proceeds received by Borrower (net of customary related fees and expenses) in connection with any equity offering (including the issuance of shares in the General Partner or units in the Borrower) after the Agreement Execution Date.

     7.2 Maximum Consolidated Leverage Ratio. As of the end of any fiscal quarter, permit the ratio of Consolidated Total Indebtedness to exceed 50% of the Gross Asset Value.

     7.3 Minimum Consolidated Interest Coverage Ratio. As of the end of any fiscal quarter, permit the ratio of Adjusted EBITDA to Interest Expense to be less than 2.00:1.

     7.4 Minimum Fixed Charge Coverage Ratio. As of the end of any fiscal quarter, permit the ratio of Adjusted EBITDA to Fixed Charges to be less than 1.75:1.

     7.5 Maximum Unencumbered Asset Coverage Ratio. As of the end of any fiscal quarter, Consolidated Unsecured Debt to exceed 50% of the Value of Unencumbered Assets.

         7.6 Minimum Unencumbered Asset NOI to Unsecured Interest. As of the end of any fiscal quarter, permit the ratio obtained by dividing (A) "Total Unencumbered NOI" (as hereinafter defined) for such quarter by (B) "Unencumbered Interest Expense" (as hereafter defined) on all Consolidated Unsecured Debt for such quarter to be less than 2.00 to 1. For purposes of this Section 7.6, (1) "Unencumbered Interest Expense" shall have the same meaning as Interest Expense except that clause (iv) of such definition shall include only Indebtedness of those Investment Affiliates that are also Eligible Joint Ventures, and (2) "Total Unencumbered NOI" shall mean the sum of (i) Unencumbered NOI qualifying for inclusion in the calculation of the Value of Unencumbered Assets for such quarter (as such Unencumbered NOI is annualized); less a capital reserve equal to the product of (a) $1.25, multiplied by (b) the aggregate amount of Leased Space at those Projects constituting Unencumbered Assets for such period, plus
(ii) Unencumbered NOI for any Unencumbered Assets acquired or sold during such quarter (as such Unencumbered NOI is annualized), less a capital reserve equal to (a) $1.25, multiplied by (b) the weighted average of Leased Space at those Projects constituting Unencumbered Assets for such period.

     7.7 Maximum Secured Debt to Gross Asset Value. As of the end of any fiscal quarter,

(i) prior to the earlier of (1) March 25, 1998 or (2) the repayment in full of the Existing Facility permit Consolidated Secured Debt to exceed 45% of Gross Asset Value, and (ii) thereafter, permit Consolidated Secured Debt to exceed 35% of Gross Asset Value;


     7.8 Maximum Dividend Payout Ratio. Pay out, in any fiscal quarter, aggregate dividends to the shareholders of the General Partner in excess of 90% of its Funds From Operations from such quarter.

Compliance with each of the foregoing financial covenants shall be measured and certified as of September 30, 1997 and on the last day of each fiscal quarter in accordance with Section 8.2 hereof.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that so long as the Commitment of any Lender shall remain available and until the full and final payment of all Obligations incurred under the Loan Documents they will:

         8.1 Notices. Promptly give written notice to Administrative Agent of:

     (a) all litigation or arbitration proceedings affecting the Borrower or any of the other Credit Parties where the amount claimed is $5,000,000 or more;

                  (b) any Default or Event of Default, specifying the nature and the period of existence thereof and what action has been taken or been proposed to be taken with respect thereto;

     (c) all claims filed against any of the Property which, if adversely determined, could have a Material Adverse Effect;

     (d) the occurrence of any other event which might have a Material Adverse Effect;

     (e) any Reportable Event or any "prohibited transaction" (as such term is defined in Section 4975 of the Code) in connection with any Plan or any trust created thereunder, which may, singly or in the aggregate materially impair the ability of any of the Credit Parties to repay any of its obligations under the Loan Documents, describing the nature of each such event and the action, if any, such Credit Party proposes to take with respect thereto;

     (f) any notice from any federal, state, local or foreign authority regarding any Hazardous Material, asbestos, or other environmental condition, proceeding, order, claim or violation affecting any of the Properties.

     8.2 Financial Statements, Reports. Etc. The Borrower shall maintain, for itself and each entity in the Consolidated Operating Partnership, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

     (i) as soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Consolidated Operating Partnership an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Consolidated Operating Partnership for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the corresponding figures for the previous year, all certified by a Qualified Officer of the General Partner;

                           (ii) As soon as available, but in any event not later
                  than 45 days after the close of each fiscal quarter, for the Consolidated Operating Partnership, related reports in form and substance satisfactory to the Lenders, all certified by a Qualified Officer of the General Partner, including updates of Schedules 6.1, 6.25 and 6.26 of this Agreement, a statement of Funds From Operations, a description of Unencumbered Assets, a listing of capital expenditures (in the level of detail as currently disclosed in Borrower's "Supplemental Information"), a report listing and describing all newly formed or acquired Subsidiaries and all newly acquired Properties, including their cost and Indebtedness assumed in connection with such acquisition, if any, summary information for all Property, including, without limitation, occupancy rates (including Leased Space), square footage, property type, date acquired or built, Gross Revenues, Net Operating Income, operating expenses, capital expenditures, the status of development, and such other information as may be requested (including, without limitation, operating statements) to evaluate the quarterly compliance certificate delivered as provided below;

                           (iii) As soon as available but in no event later than
                  the fifth Business Day after the date such reports are to be filed with the Securities Exchange Commission, copies of any Forms 10K, 10Q, 8K, and, within ten (10) Business Days after filing, any other annual, quarterly, monthly or other reports, copies of all registration statements and any other public information which the Consolidated Operating Partnership files with the Securities Exchange Commission or other governmental authority, and to the extent any of such reports contains information furnished under other subsections of this Section 8.2, the information need not be separately furnished;

                           (iv) As soon as available, but in any event not later
                  than 90 days after the close of each fiscal year of the Consolidated Operating Partnership, a consolidated and, if available, consolidating balance sheet of the Consolidated Operating Partnership as of the end of that fiscal year and related consolidated and, if available, consolidating statements of income, retained earnings, cash flows and stockholders' equity for that fiscal year, in each case with accompanying notes and schedules, prepared in accordance with GAAP and audited by a firm of independent certified public accountants of recognized standing selected by Borrower and acceptable to the Administrative Agent, which accountants shall have issued an unqualified audit report thereon;

                           (v) Within  thirty (30) days after the  beginning  of
                  each fiscal year of Consolidated Operating Partnership, a projection in reasonable detail and in form and substance satisfactory to the Administrative Agent, on an annual basis, of the assets, liabilities, cash flow and earnings of the Consolidated Operating Partnership for that fiscal year and the following fiscal year;

                           (vi) As soon as available, but in any event not later
                  than three Business Days after receipt thereof by any entity in the Consolidated Operating Partnership, all quarterly financial statements, operating reports and other financial and operating information regarding Investment Affiliates and/or Property owned by any Investment Affiliate;

                           (vii) As soon as available, but in any event not later than 120 days after the close of each fiscal year of each Investment Affiliate, a balance sheet of such Investment Affiliate as of the end of that fiscal year and related statements of income, retained earnings, cash flow and stockholders' equity for that fiscal year, with accompanying notes and schedules, prepared in accordance with GAAP and audited by a firm of independent certified public accountants, which accountants have issued an unqualified report thereon;

                           (viii) Not later than  forty-five (45) days after the
                  end of each of the first three fiscal quarters, and not later than ninety (90) days after the end of the fiscal year, a compliance certificate in substantially the form of Exhibit F hereto signed by a Qualified Officer of the General Partner confirming that the Borrower is in compliance with all of the covenants of the Loan Documents, showing the calculations and computations necessary to determine compliance with the financial covenants contained in this Agreement (including such schedules and backup information as may be necessary to demonstrate such compliance) and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

                           (ix) As soon as possible  and in any event  within 10
                  Business Days after any Reportable Event has occurred with respect to any Plan, a statement, signed by a Qualified Officer of the General Partner, describing said Reportable Event and within 20 days after such Reportable Event, a statement signed by such officer describing the action which Borrower proposes to take with respect thereto; and (b) within 10 Business Days of receipt, any notice from the Internal Revenue Service, PBGC or Department of Labor with respect to a Plan regarding any excise tax, proposed termination of a Plan, prohibited transaction or fiduciary violation under ERISA or the Code which could result in any liability to Borrower or any member of the Controlled Group in excess of $100,000; and
                  (c) within 10 Business Days of filing, any Form 5500 filed by Borrower with respect to a Plan, or any member of the Controlled Group which includes a qualified accountant's opinion.

                           (x) As soon as  possible  and in any event  within 10
                  days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that any entity in the Consolidated Operating Partnership or Investment Affiliate is or may be liable to any Person as a result of the release by such entity, or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries or
                  Investment Affiliates, which, in either case, could be reasonably likely to have a Material Adverse Effect;

                           (xi) Within thirty (30) days of the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports, notices and proxy statements so furnished, provided that to the extent any of such information has been furnished under other subsections of this Section 8.2, such information need not be separately furnished;

                           (xii) As soon as possible, and in any event within 10
                  days after the Borrower knows of any fire or other casualty or any pending or threatened condemnation or eminent domain proceeding with respect to all or any material portion of any of the Property, a statement signed by a Qualified Officer of General Partner, describing such fire, casualty or condemnation and the action Borrower intends to take with respect thereto; and

                           (xiii) Such  supplements  to the foregoing  documents
                  and other information (including, without limitation, non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         8.3 Existence and Conduct of Operations. Except as otherwise expressly permitted herein, the Borrower shall, and shall cause each of the other Credit Parties to, maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for the operation of its business, including remaining in good standing in each jurisdiction in which business is currently operated. The Borrower shall, and shall cause each of the other Credit Parties to, carry on and conduct their respective businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted. The Borrower shall, and shall cause each of the other Credit Parties to, do all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited liability company or limited partnership, as the case may be, in its jurisdiction of incorporation/formation. The Borrower shall, and shall cause each of the other Credit Parties to, maintain all requisite authority to conduct its business in each jurisdiction in which any of the Properties are located and, except where the failure to be so qualified would not have a Material Adverse Effect, in each jurisdiction required to carry on and conduct its businesses in substantially the same manner as it is presently conducted, and, specifically, neither the Borrower nor its Subsidiaries will undertake any business other than the acquisition, development, ownership, management, operation and leasing of office properties and ancillary businesses specifically related thereto, except that the Borrower and its Subsidiaries and Investment Affiliates may invest in other assets subject to the certain limitations contained herein with respect to the following specified categories of assets: (i) Land; (ii) other property holdings (excluding cash, Cash Equivalents, and Indebtedness of any Subsidiary to the Borrower); (iii) stock holdings other than in Subsidiaries; (iv) mortgages; (v) joint ventures and partnerships; and (vi) projects under development. The total investment in any one of categories (i), (ii), (iv) or (v) shall not exceed 10% of Gross Asset Value, the total investment in category (iii) shall not exceed five percent (5%) of Gross Asset Value and the total investment in category (vi) shall not exceed 15% of Gross Asset Value, and the total investment in all the foregoing investment categories in the aggregate shall not exceed twenty-five percent (25%) of Gross Asset Value. Notwithstanding anything to the contrary contained in this Section 8.3, any Eligible Joint Venture which is one of the Credit Parties will not be limited by the foregoing restrictions. For the purposes of this Section 8.3, all investments in categories (i), (iii) and (iv) shall be valued at the lower of acquisition cost or market value and the value of any investment in category (ii) shall be calculated as the quotient of (x) Net Operating Income generated from such investment, divided by (y) 15%.

     8.4 Maintenance of Properties. The Borrower shall, and shall cause the other Credit Parties to, maintain, preserve, protect and keep the Properties in good and safe repair, working order and condition, and make all necessary and proper repairs, renewals and replacements.

         8.5 Insurance. The Borrower shall, and shall cause the other Credit Parties to, provide a certificate of insurance from all insurance carriers which have issued policies with respect to any Properties within thirty (30) days after the end of each fiscal year, evidencing that the insurance required to be furnished to Lenders pursuant to Section 6.20 hereof is in full force and effect. The Administrative Agent (for the benefit of the Lenders) shall be named as a loss payee on each such policy of casualty insurance and as an additional insured on each such policy of liability insurance, and all such policies of insurance shall contain provisions to the effect that they may not be canceled or materially changed without at least 30 days prior notice to Administrative Agent. Borrower shall timely pay, or cause to be paid, all premiums on all insurance policies required under this Agreement from time to time. Borrower shall, and shall cause the other Credit Parties to, promptly notify the insurance carrier or agent therefor (with a copy of such notification being provided simultaneously to Administrative Agent) if there is any occurrence which, under the terms of any insurance policy then in effect with respect to any of the Properties, requires such notification.

         8.6 Payment of Obligations. The Borrower shall, and shall cause the other Credit Parties to, pay all taxes, assessments, governmental charges and other obligations when due, except such as may be contested in good faith by appropriate proceedings, and for which adequate reserves have been provided in accordance with sound accounting principles.

         8.7 Compliance with Laws. The Borrower shall, and shall cause the other Credit Parties to, comply in all material respects with all applicable laws, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower, any of the other Credit Parties, or any of their respective businesses or assets.

         8.8 Adequate Books. The Borrower shall, and shall cause the other Credit Parties to, maintain adequate books, accounts and records in order to provide financial statements in accordance with GAAP and, if requested by any Lender, permit employees or representatives of such Lender at any reasonable time and upon reasonable notice (i) to inspect and audit the assets of the Credit Parties or any of them, (ii) to examine or audit the inventory, books, accounts and records of each of them and make copies and memoranda thereof, and
(iii) to consult with appropriate personnel of each of them regarding the foregoing.

         8.9 ERISA. The Borrower shall, and shall cause the other Credit Parties to, comply in all material respects with all requirements of ERISA applicable with respect to each Plan.

         8.10 Maintenance of Status. General Partner shall at all times continue to have its common stock listed and in good standing on the New York Stock Exchange (NYSE), and Borrower shall take all steps to maintain General Partner's status as a real estate investment trust in compliance with all applicable provisions of the Code.

         8.11 Use of Proceeds. The Borrower shall use the proceeds of the Facility solely for the general business purposes of the Borrower, including, without limitation, working capital needs, closing costs, and interim funding for acquisitions and development of office and light industrial real properties.

     8.12 Pre-Acquisition Environmental Investigations. The Borrower shall, and shall cause each of the Credit Parties to, obtain, prior to the acquisition of each parcel of real property that it intends to acquire, an environmental report of the scope described in Exhibit G attached hereto and made a part hereof.

         8.13 New Subsidiaries. The Borrower shall, from time to time, promptly cause each Person that becomes a wholly-owned Subsidiary of General Partner after the Agreement Execution Date to duly execute and deliver to the Administrative Agent a Guaranty of the Obligations. Notwithstanding anything to the contrary contained herein, such duly executed Guaranty, together with the related documentation required to be furnished pursuant to Section 5.2(c) hereof, shall be delivered to the Administrative Agent no later than 45 days after the end of the fiscal quarter during which such Person became a Subsidiary of General Partner.

     8.14 Distributions. Neither the General Partner nor the Borrower shall make any distributions which would cause a violation of any of the following covenants:

                  (a) The General Partner shall not pay any distributions to its shareholders and the Borrower shall not pay any distribution to the partners of the Borrower if such distribution would cause a violation of Section 7.8 hereof; provided, however, the Borrower may make distributions to the General Partner which correspond in amount and timing to distributions which the General Partner is permitted by Section 7.8 to make to its shareholders and other distributions to the General Partner for "REIT Expenses" as defined in Borrower's Agreement of Limited Partnership delivered pursuant to Section 5.1(b) hereof;

     If an Event of Default specified in Section 10.1 or Section 10.3, or an Event of Default relating to a breach of the financial covenants contained in
Article VII above, shall have occurred and be continuing, the Borrower and the General Partner shall make no distributions other than the minimum distributions required under the Code to maintain the tax status of the General Partner as a REIT, as evidenced by a certification of the principal financial or accounting officer of the General Partner containing calculations in reasonable detail satisfactory in form and substance to Administrative Agent; and

     Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Obligations has been accelerated, the Borrower and General Partner shall not make any distributions whatsoever, directly or indirectly.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that, so long as the Commitment shall remain in effect and until full and final payment of all Obligations incurred under the Loan Documents, without the prior written consent of the Majority Lenders, it shall not, and shall cause the other Credit Parties not to:

         9.1 Change in Business. Except as otherwise permitted under Section 8.3, engage in any business activities or operations other than acquisition, development, ownership, management, operation and leasing of office and light industrial real property and ancillary businesses specifically related thereto.

         9.2      Intentionally Deleted.

     9.3 Change of Borrower Ownership. Allow (i) the General Partner to own less than fifty-one percent (51%) of the partnership interests in Borrower, (ii) the Borrower to be controlled by a Person other than the General Partner, or (iii) any pledge of, other encumbrance on, or conversion to limited partnership interests of, any of the general partnership interests in the Borrower.

         9.4 Use of Proceeds. Apply or permit to be applied any proceeds of any Advance directly or indirectly, to the funding of any purchase of, or offer for, any share of capital stock of any publicly held corporation constituting (alone or together with other shares owned by Borrower or its Subsidiaries) a controlling interest in such corporation, or as part of a series of transactions to acquire such controlling interest, unless the board of directors of such corporation has consented to such purchase or offer and the Lenders have consented to such use of the proceeds of the Facility.

         9.5 Transfers of Assets. Sell or otherwise dispose of (other than the creation or continuance of Permitted Liens) any Properties or other assets or any interest therein, if such Property or other assets, together with all other assets which have been transferred or disposed of prior to such date, exceeds twenty percent (20%) of the Gross Asset Value of Borrower.

     9.6 Liens. Create, incur, or suffer to exist any Lien in, of or on any of the Properties except:

                           (i) Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

                           (ii) Liens which arise by operation  of law,  such as
                  carriers', warehousemen's, landlords', materialmen and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                           (iii) Liens arising out of pledges or deposits  under
                  worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                           (iv) Utility easements, building restrictions, zoning
                  restrictions, easements and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or any of the other Credit Parties;

                           (v) Liens of any Subsidiary in favor of the Borrower;

                           (vi) Liens arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement; and

                           (vii)Liens described in Schedule 9.6 attached hereto.

Liens permitted pursuant to this Section 9.6 shall be deemed to be "Permitted Liens".

     9.7 Regulation U. Use any of the proceeds of the Advances to purchase or carry any Margin Stock.

         9.8 Mergers and Dispositions. Enter into any merger, consolidation, pool, business combination, reorganization or liquidation, or transfer or otherwise dispose of all or a substantial portion of its properties, except for: such transactions that occur between wholly-owned Subsidiaries; transactions where Borrower is the surviving entity and there is no change in business conducted, and no Default or Event of Default under the Loan Documents results from such transaction; or as otherwise approved in advance by the Lenders.

         9.9 Negative Pledge. Agree with any third party not to create, assume or suffer to exist any Lien securing a charge or obligation on any of its real or personal property, whether now owned or hereafter acquired.

         9.10 Consolidated Secured Recourse Debt. At any time, allow Consolidated Secured Debt that is recourse to the Borrower or any other entity in the Consolidated Operating Partnership to exceed ten percent (10%) of Gross Asset Value.

                                                     ARTICLE X

                                                     DEFAULTS

         The occurrence of any one or more of the following events shall constitute an Event of Default:

     10.1 Nonpayment of Principal. The Borrower fails to pay any principal portion of the Obligations when due, whether on the Maturity Date or otherwise.

     10.2 Certain Covenants. The Borrower, General Partner and/or Consolidated Operating Partnership, as the case may be, is not in compliance with any one or more of the provisions of Article VII or Article IX (excluding Section 9.1) hereof.

         10.3 Nonpayment of Interest and Other Obligations. The Borrower fails to pay any interest or other portion of the Obligations, other than payments of principal, and such failure continues for a period of ten (10) days after the date such payment is due.

         10.4 Cross Default. Any monetary default occurs (after giving effect to any applicable cure period) under any Indebtedness (which includes liability under guaranties) of any entity in the Consolidated Operating Group, singly or in the aggregate, in excess of Five Million Dollars ($5,000,000), other than Indebtedness arising from the purchase of personal property or the provision of services, the amount of which is being contested by Borrower in good faith by appropriate proceedings.

         10.5 Loan Documents. Any Loan Document is not in full force and effect in accordance with its terms, or a default has occurred and is continuing thereunder after giving effect to any cure or grace period in any such document.

     10.6 Representation or Warranty. At any time or times hereafter any representation or warranty set forth in Article VI or Article VII of this Agreement or in any other Loan Document or in any statement, report or certificate now or hereafter made by any entity in the Consolidated Operating Group to the Lenders or the Administrative Agent is not true and correct in any material respect.

         10.7 Covenants, Agreements and Other Conditions. The Borrower fails to perform or observe any of the covenants, agreements and conditions contained in this Agreement or any of the other Loan Documents not specifically referred to in any other Section of this Article X, in accordance with the terms hereof or thereof, and such Default continues unremedied for a period of thirty (30) days after written notice from Administrative Agent, provided, however, that if such Default is susceptible of cure but cannot by the use of reasonable efforts be cured within such thirty (30) day period, such Default shall not constitute an Event of Default under this Section 10.7 so long as (i) the Borrower has commenced a cure within such thirty-day period in a manner satisfactory to the Administrative Agent and (ii) thereafter, Borrower is proceeding to cure such default continuously and diligently and in a manner reasonably satisfactory to Administrative Agent and (iii) such default is cured to Administrative Agent's satisfaction not later than sixty (60) days after the expiration of such thirty
(30) day period.

     10.8 No Longer General Partner. The General Partner shall no longer be the sole general partner of Borrower.

     10.9 Material Adverse Financial Change. Any of the Borrower or the Guarantors have suffered a Material Adverse Financial Change or is Insolvent.

         10.10             Bankruptcy.

                  (a) Any of the Borrower or the Guarantors (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 10.10(a), (vi) fail to contest in good faith any appointment or proceeding described in Section 10.10(b) or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due.

                  (b) A receiver, trustee, examiner, liquidator or similar official shall be appointed for any of the Borrower or any Guarantor or any substantial portion of any of their Properties or other material assets, or a proceeding described in Section 10.10(a)(iv) shall be instituted against any of the Borrower or any such Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

         10.11 Legal Proceedings. Any of the Borrower or the Guarantors is enjoined, restrained or in any way impaired by any court order or judgment or if a notice of lien, levy, or assessment is filed of record with respect to all or any part of their Properties or other material assets by any governmental department, office, agency or authority, which, alone or in the aggregate, could have a Materially Adverse Effect, or any proceeding is filed or commenced seeking to enjoin, restrain or otherwise impair any of said Persons from conducting all or a substantial part of their respective business affairs, and such proceeding is not vacated, stayed, dismissed, set aside, removed or otherwise or remedied within ninety (90) days after the occurrence thereof.

         10.12 ERISA. Any of the Borrower or the Guarantors is deemed to hold "plan assets" within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code).

         10.13 Failure to Satisfy Judgments. Any of the Borrower or the Guarantors shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against the Borrower or any Guarantor would exceed Five Million Dollars ($5,000,000) in the aggregate, which have not been stayed pending appeal, unless the liability is insured against and the insurer has not challenged coverage of such liability.

         10.14 Environmental Remediation. Failure to remediate within the time period required by law or governmental order, (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems in violation of applicable law related to any Property where the estimated cost of remediation is in the aggregate in excess of Five Million and No/100 Dollars ($5,000,000), in each case after all administrative hearings and appeals have been concluded.

                                   ARTICLE XI

                  ACCELERATION, WAIVERS AMENDMENTS AND REMEDIES

         11.1 Acceleration. If any Event of Default described in Section 10.10 hereof occurs, the obligation of the Lenders to make Advances hereunder shall automatically terminate and the Obligations shall immediately become due and payable. If any other Event of Default described in Article X hereof shall have occurred and be continuing, the Administrative Agent may (and upon demand of the Majority Lenders, shall) notify Borrower that such obligation to make Advances has terminated and the Obligations shall immediately become due and payable.

         11.2 Preservation of Rights; Amendments. No delay or omission of the Lenders in exercising any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or Event of Default or the inability of the Borrower to satisfy any conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment, release or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Administrative Agent and the number of Lenders required hereunder and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative, and may be exercised concurrently or successively, and all shall be available to the Lenders until the Obligations have been paid in full.

                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

         12.1 Appointment. BOFA is hereby irrevocably appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article XII. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement.

         12.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties, obligations or liabilities to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent. Only Administrative Agent may perform the duties reserved to it under the Loan Documents and no Lender shall act or purport to act on behalf of the other Lenders or Administrative Agent on any such matters. Without limiting the generality of the foregoing:

                  (a) Administrative Agent shall have the exclusive right to collect from Borrower and any Guarantor, or third parties, on account of the Facility, including, principal, interest, fees, protective advances and prepayment premiums (if any), whether such sums are received directly from Borrower, Guarantor, or any other Persons, or are obtained by right of offset by Administrative Agent of any kind, or by enforcement of the Loan Documents. Administrative Agent will receive and hold all collections with respect to the Loan for the benefit of the Lenders in accordance with their Percentages or as otherwise provided herein.

                  (b) If any Lender shall receive any payments or property in connection with the Facility (whether or not voluntary), from any Person other than Administrative Agent, such Lender shall transfer to Administrative Agent all such payments or property within one Business Day of receipt.

                  (c) No Lender shall independently initiate any judicial action or other proceeding against Borrower or any Guarantor with respect to the Facility.

         12.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or the Lenders for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         12.4 No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

         12.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Majority Lenders and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first receive such advise or concurrence, if it so requests, of the Majority Lenders and shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         12.6 Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to engage and rely upon advice of legal counsel (including the Borrower's counsel), independent accountants and other professionals and experts selected by the Administrative Agent concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         12.7 Reliance on Documents . The Administrative Agent shall be entitled to rely upon any Note, writing, notice, consent, certificate, facsimile, affidavit, letter, telegram, statement, paper, document or other communication believed by it to be genuine and correct and to have been signed, sent or otherwise communicated by the proper person or persons.

         12.8 Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify upon demand the Administrative Agent ratably in accordance with their respective Percentages (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses (including attorneys' fees) incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration, modification and enforcement of the Loan Documents, if not paid by Borrower, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. Each Lender shall indemnify the Administrative Agent and the other Lenders with respect to claims, liabilities, damages, costs, losses and expenses (including, without limitation, attorneys' fees) arising from or relating to the failure of such indemnifying Lender to satisfy its obligations under this Agreement and the other Loan Documents.


         12.9 Rights as a Lender. With respect to the Commitment, Advances made by it, the Note issued to it and otherwise, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its capacity as a Lender. The Administrative Agent, in its capacity as a Lender, may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Lenders acknowledge that Administrative Agent and its Affiliates now or in the future may have banking or other financial relationships, including being an agent on other loans, with Borrower and its Affiliates, as though BOFA were not Administrative Agent hereunder and without notice to or consent of the Lenders. Each Lender hereby expressly waives any objection to such actual or potential conflict of interest. The Lenders acknowledge that in the course of such activities, BOFA or its Affiliates may receive information regarding Borrower or its Affiliates and acknowledge that Administrative Agent shall be under no obligation to provide such information to them, whether or not confidential.

         12.10 Commitment as a Lender. BOFA agrees to maintain at all times a Commitment of at least 50 percent of the Aggregate Commitment so long as BOFA remains as Administrative Agent; provided, that the foregoing agreement of BOFA shall not apply at any time following a Monetary Default or Event of Default (irrespective of whether such Monetary Default or Event of Default subsequently is waived).

         12.11 Lender Credit Decision. Each Lender acknowledges that neither the Administrative Agent nor any of its agents has made any representation or warranty to such Lender and that no action or statement hereafter made or taken by the Administrative Agent or any of its agents shall be deemed to be representation or warranty by the Administrative Agent to such Lenders. Each Lender further acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

         12.12 Successor Administrative Agent. Each Lender agrees that BOFA shall serve as Administrative Agent at all times during the term of this Facility, except that BOFA may resign as Administrative Agent at any time, in its sole discretion, upon thirty (30) days' prior written notice to the Lenders and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (including the right to receive any fees for performing such duties which accrue thereafter), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit and that of the other Lenders in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         12.13 Notice of Defaults. If a Lender becomes aware of a Default or Event of Default, such Lender shall notify the Administrative Agent of such fact. Upon receipt of such notice that a Default or Event of Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact. Except for defaults in the payment of principal, interest and fees payable to Administrative Agent for the account of the Lenders and such other Obligations for which Administrative Agent is expressly responsible for determining Borrower's compliance, Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to the Loan, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify the Lenders of its receipt of any such notice. Administrative Agent shall take action with respect to such Default or Event of Default in accordance with the provisions of this Agreement and the Loan Documents.

         12.14 Requests for Approval. If the Administrative Agent requests in writing the consent or approval of a Lender, whether or not such consent or approval is required hereunder (and no such requirement shall be inferred from any such request), such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within seven (7) Business Days (or sooner if such notice specifies a shorter period based on Administrative Agent's good faith determination that circumstances warrant an earlier response) after such written request from the Administrative Agent. If any Lender does not so respond, that Lender shall be deemed to have approved the request. Upon request, the Administrative Agent shall notify the Lenders which Lenders, if any, failed to respond to a request for approval.

         12.15 Copies of Documents. Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices sent to or received by the Administrative Agent pursuant to Section 15.1 of this Agreement. Within fifteen (15) Business Days after a request by a Lender to the Administrative Agent for other documents furnished to the Administrative Agent by the Borrower, the Administrative Agent shall provide copies of such documents to such Lender except where this Agreement obligates Administrative Agent to provide copies in a shorter period of time.

         12.16 Defaulting Lenders. At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Majority Lenders, such Defaulting Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender. If a Defaulting Lender has failed to fund its Percentage of any Advance and until such time as such Defaulting Lender subsequently funds its Percentage of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its Percentage (such principal, interest and fees being referred to as "Senior Loans" for the purposes of this section). All amounts paid by the Borrower and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective Percentages (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full. At that point, the "Defaulting Lender" shall no longer be deemed a Defaulting Lender. After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this Section 12.16. This provision governs only the relationship among the

Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this Section
12.16 shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters as provided above.

         12.17 Withholding Tax. All taxes due and payable on any payments to be made to a Lender under this Agreement shall be such Lender's sole responsibility, except to the extent such taxes are actually reimbursed by Borrower under the Loan Documents. All payments to be made to each Lender under this Agreement shall be made after deduction for any taxes, charges, levies or withholdings which are imposed by the country of incorporation of Borrower, the United States of America or any other applicable taxing authority. Each Lender agrees to provide to Administrative Agent completed and signed copies of any forms that may be required by the United States Internal Revenue Service (and any applicable state authority) in order to certify such Lender's exemption from or reduction of United States (or applicable state) withholding taxes with respect to payments to be made to such Lender under this Agreement or the Loan Documents. Each Lender agrees to promptly notify Administrative Agent of any change which would modify or render invalid any claimed exemption or reduction, or of any sale, assignment, participation, or other transfer by such Lender of all or part of its interest in the Facility. If any governmental authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender, such Lender shall indemnify Administrative Agent fully for all amounts paid by Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amount payable to Administrative Agent under this section, together with all costs and expenses (including legal expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

         12.18 Borrower's Default; Enforcement. Upon the occurrence of an Event of Default under any Loan Document, the Majority Lenders shall have the right, upon written notice to Administrative Agent, to require that Administrative Agent exercise the rights of the Lenders as directed by the Majority Lenders; provided, however, that the Lenders shall indemnify, exonerate and hold Administrative Agent harmless from and against any and all claims, losses, liabilities, damages and costs (including reasonable legal fees) incurred by Administrative Agent as a result of any such exercise of rights at the direction of the Lenders.

         12.19 Workout. If Borrower is in material default under the Loan Documents and has not cured the default within any applicable cure period, Administrative Agent may declare by written notice to the Lenders that the Loan is "in workout" (the "Notice of Workout"). The Lenders acknowledge that workouts of defaulted loans usually are resolved by either a borrower cure of the default; or a restructure of or other modification to the loan; or by exercising remedies; and that it is in the interest of the Lenders to attain a resolution within a reasonable period of time. Therefor the Lenders agree that if, after 90 days from the date of Administrative Agent's Notice of Workout, there has been neither a cure of the default(s), nor a restructure nor other modification executed, nor exercise of the Lenders' remedies hereunder, then Administrative Agent on behalf of the Lenders shall sue Borrower and any Guarantors for collection of amounts owing to the Lenders, subject to and in accordance with advice of Administrative Agent's counsel. Notwithstanding any action by Administrative Agent under this Section 12.19, Administrative Agent shall follow the direction of the Majority Lenders under Section 12.18 above at any time. Nevertheless, unless and until the Majority Lenders shall direct Administrative Agent to the contrary, Administrative Agent shall have the right but not the obligation to take such action as it may deem appropriate to preserve the rights of the Lenders to recover any amounts owing under the Loan Documents, without the consent of the Majority Lenders.

         12.20 Bankruptcy of Borrower. In the event of a bankruptcy by Borrower, the Lenders shall act through Administrative Agent to petition the court, make any motion for relief from the automatic stay, participate in any appropriate creditors' committee, vote on a plan of reorganization or pursue other remedies or actions in accordance with the approval of the Majority Lenders.

         12.21 Relationship of Parties. This Agreement is not intended to establish a partnership or joint venture between Administrative Agent and the Lenders. The provisions of the Loan Documents regarding the relationships among Administrative Agent and the Lenders and this Article XII is intended solely to facilitate co-lending relationships among the Lenders for the Facility. No security or investment contract under any federal or state law is intended to be created among the Lenders or between Administrative Agent and the Lenders. The execution of this Agreement, the performance of the terms thereof, and the Lenders' purchase of and ownership interest in the Facility and the Loan Documents shall not constitute any Lender as owner, purchaser or seller of any security (as that term is defined in the Securities Act of 1933 or the Securities Exchange Act of 1934) issued, owned, purchased or sole by BOFA or any of its Subsidiaries or Affiliates, either as principal or as agent for Borrower. Each Lender is purchasing and acquiring legal and equitable ownership of its Percentage and is not making a loan to BOFA, and no debtor-creditor relationship exists between them as a result of this Agreement.

         12.22 Counsel. The Lenders acknowledge that Administrative Agent's counsel has represented and shall represent only Administrative Agent, in its capacity as Administrative Agent and Lender, in connection with the Loan Documents and this Agreement. Each other Lender shall retain independent legal counsel regarding all such matters, documents and agreements. After an Event of Default, the Lenders shall enter into a joint privilege agreement regarding the exchange of information that is or may be subject to attorney-client privilege or related privileges. Administrative Agent's counsel shall prepare such joint privilege agreement, subject to the approval of the Majority Lenders which approval shall not be unreasonably withheld by any Lender.

                                  ARTICLE XIII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1     Successors and Assigns.

                  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all the Lenders and any assignment by any Lender must be made in compliance with Section 13.3. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.2     Participations.

                  (a)  Permitted  Participants:  Effect.  Any Lender may, in the
         ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Advance owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  (b) Voting Rights. Each Lender shall retain the sole right to vote its Percentage of the Aggregate Commitment, without the consent of any Participant, for the approval or disapproval of any amendment, modification or waiver of any provision of the Loan Documents, provided that such Lender may grant such Participant the right to approve any amendment, modification or waiver which forgives principal, interest or fees or reduces the interest rate or fees payable hereunder, postpones any date fixed for any regularly-scheduled payment of principal of or interest on the Obligations, releases Collateral beyond any releases expressly provided for herein or extends the Maturity Date.

         13.3     Assignments.

                  (a) Permitted Assignments. Any Lender may, with the prior written consent of Administrative Agent and Borrower (which consents shall not be unreasonably withheld or delayed), in accordance with applicable law, at any time assign to one or more banks or other entities (collectively, "Purchasers") all or any part of its rights and obligations under the Loan Documents, except that no consent of Borrower shall be required if any Monetary Default, other material Default or Event of Default has occurred and is continuing and that no consent of Administrative Agent or Borrower shall ever be required for
         (i) any assignment to a Person directly or indirectly controlling, controlled by or under direct or indirect common control with the assigning Lender or (ii) the pledge or assignment by a Lender of such Lender's Note and other rights under the Loan Documents to any Federal Reserve Bank in accordance with applicable law. Such assignments and assumptions shall be substantially in the form of Exhibit H hereto. The Borrower shall execute any and all documents which are customarily required by such Lender (including, without limitation, a replacement promissory note or notes in the forms provided hereunder) in connection with any such assignment, but Borrower shall not be obligated to pay any fees and expenses incurred by any Lender in connection with any assignment pursuant to this Section. Any Lender selling all or any part of its rights and obligation hereunder in a transaction requiring the consent of the Administrative Agent shall pay to the Administrative Agent a fee of $3,500.00 per assignee to reimburse Administrative Agent for its involvement in such assignment.

                  (b) Effective Date of Assignment. Upon delivery to the Administrative Agent of a notice of assignment executed by the assigning Lender and the Purchaser, such assignment shall become effective on the effective date specified in such notice of assignment. The notice of assignment shall contain an undertaking by the Purchaser to be bound as a Lender by this Agreement and the other Loan Documents with the same force and effect as if it were an original signatory hereto, and a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and the Loan under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA, all in form and content satisfactory to the Administrative Agent. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Commitment and Advances assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Administrative Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         13.4 Dissemination of Information. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and the Guarantors. Each Transferee shall agree to keep confidential any such information which is not publicly available.

         13.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with all applicable provisions of the Code with respect to withholding and other tax matters.

                                                    ARTICLE XIV

                                                GENERAL PROVISIONS

         14.1 Survival of Representations. All representations and warranties contained in this Agreement shall survive delivery of the Notes and the making of the Advances herein contemplated.

     14.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         14.3 Taxes. Any recording and other taxes (excluding franchise, income or similar taxes) or other similar assessments or charges payable or ruled payable by any governmental authority incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Borrower, together with interest and penalties, if any.

     14.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     14.5 No Third Party Beneficiaries. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         14.6 Expenses: Indemnification. Subject to the provisions of this Agreement, Borrower will pay (a) all out-of-pocket costs and expenses incurred by the Administrative Agent (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel, which counsel may be employees of Administrative Agent) in connection with the preparation, execution and delivery of this Agreement, the Notes, the Loan Documents and any other agreements or documents referred to herein or therein and any amendments thereto, (b) all out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel to the Administrative Agent and the Lenders, which counsel may be employees of Administrative Agent or the Lenders) in connection with the enforcement and protection of the rights of the Lenders under this Agreement, the Notes, the Loan Documents or any other agreement or document referred to herein or therein, and (c) all reasonable and customary costs and expenses of periodic audits by the Administrative Agent's personnel of the Borrower's books and records provided that prior to an Event of Default, Borrower shall not be required to pay for more than one such audit during any year. The Borrower further agrees to indemnify the Lenders, their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without imitation, all expenses of litigation or preparation therefor, whether or not any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder, except that the foregoing indemnity shall not apply to a Lender to the extent that any losses, claims, etc. are the result of such Lender's gross negligence or willful misconduct. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         14.7 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         14.8 Nonliability of the Lenders. The relationship between the Borrower and the Lenders shall be solely that of borrower and lender. Neither the Administrative Agent nor the Lenders shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor the Lenders undertake responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         14.9 Choice of Law. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         14.10 Consent to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR

ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDERS OR ANY AFFILIATE OF THE LENDERS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         14.11 Waiver of Jury Trial. EACH OF THE BORROWER, ADMINISTRATIVE AGENT, DOCUMENTATION AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE NOTES, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN, OR ANY OTHER STATEMENTS OR ACTIONS OF ANY PARTY HERETO. EACH SUCH ENTITY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND LENDERS TO MAKE THE LOAN, ENTER INTO THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.


--------------------------
INITIALS OF BORROWER

         14.12 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents. Any assignee or transferee of the Notes agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of the Notes, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Notes or of any note or notes issued in exchange therefor.

         14.13 Entire Agreement; Modification of Agreement. The Loan Documents, together with the letter from Borrower to Administrative Agent and Documentation Agent regarding the underwriting fee, embody the entire agreement among the Borrower, the Administrative Agent, and Lenders and supersede all prior conversations, agreements, understandings, commitments and term sheets among any or all of such parties with respect to the subject matter hereof. Any provisions of this Agreement may be amended or waived, or any liability thereunder released, if, but only if, such amendment or waiver is in writing and is signed by the Borrower, and Administrative Agent if the rights or duties of Administrative Agent are affected thereby, and

                  (a)      each of the Lenders, if such amendment or waiver

                           (i) reduces or forgives  any payment of  principal
                  or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

                           (ii) postpones the date fixed for any payment of principal of or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

                           (iii) changes the amount of such Lender's  Commitment
                  (other than pursuant to an assignment permitted under Section 13.3) or the unpaid principal amount of such Lender's Note; or

                           (iv)     extends the Maturity Date;

                           (v) changes the definition of Majority Lenders or modifies any requirement for consent by each of the Lenders under this Section 14.13(a); or

                           (vi) release any Guarantor from the obligations of any Guaranty.

                  (b)      the Administrative Agent, as to all other matters.

         14.14 Dealings with the Borrower. The Lenders and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with any of the Borrower or the Guarantors or any of their Affiliates regardless of the capacity of the Lenders hereunder.

         14.15             Set-Off.

                  (a) If an Event of Default shall have occurred, each Lender shall have the right, at any time and from time to time without notice to the Borrower, any such notice being hereby expressly waived, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of all outstanding Obligations and all Obligations which from time to time may become due hereunder and all other obligations and liabilities of the Borrower under this Agreement, irrespective of whether or not such Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured.

                  (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest or fees due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest or fees due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders and such other adjustments shall be made as may be required so that all such payments of principal, interest or Fees with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata according to their respective Commitments.

         14.16 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and each of the Lenders shown on the signature pages hereof.

         14.17 Discretion. In exercising any discretion reserved herein to the Administrative Agent, the Majority Lenders or the Lenders, the Administrative Agent, the Majority Lenders or the Lenders, as the case may be, shall exercise such discretion in a manner which is commercially reasonable by the standards of the commercial lending industry with respect to credits comparable to the Facility.

                                   ARTICLE XV

                                     NOTICES

         15.1 Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confined in the case of telexes). Notice may be given as follows:

                  To the Borrower:

                           Great Lakes REIT, L.P.
                           823 Commerce Drive
                           Suite 300
                           Oak Brook, Illinois 60523
                           Attention:  Jim Hicks
                           Telecopy:  (630) 368-2929

                  With a copy to:

                           Ungaretti and Harris
                           Three First National Plaza
                           Suite 3500
                           Chicago, Illinois 60602
                           Attn: Rich Ungaretti
                           Telecopy: (312) 977-4405

                  To each Lender:

                           As shown below the Lender's signature.

                  To the Administrative Agent:

                         Bank of America National Trust and Savings Association
                           Commercial Real Estate Services
                           231 South LaSalle Street, 12th Floor
                           Chicago, Illinois 60697
                           Attention:  Dan Walsh
                           Telecopy:  (312) 974-4970

                  With a copy to:

                           Barack Ferrazzano Kirschbaum Perlman & Nagelberg 333 West Wacker Drive
                           Suite 2700
                           Chicago, Illinois 60606
                           Attention:  Howard J. Kirschbaum, Esq.
                           Telecopy:  (312) 984-3150

     15.2 Change of Address. Each party may change the address for service of notice upon it by a notice in writing to the other parties hereto.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:                     GREAT LAKES REIT, L.P.

                               By:  Great Lakes REIT, Inc., its General Partner


                               By:      /s/ James Hicks
                               Title:   Treasurer

LENDERS:                       BANK OF AMERICA NATIONAL TRUST AND
                               SAVINGS ASSOCIATION


                               By:      /s/ Katherine Snapp
                               Title:            Vice President
                               Commitment: $17,500,000
                               Percentage of Aggregate Commitment: 50%

                               Address for Notices:
                               Commercial Real Estate Services
                               231 South LaSalle Street, 12th Floor
                               Chicago, Illinois 60697
                               Attention: Dan Walsh
                               Telephone: (312) 828-5087
                               Telecopy:  (312) 974-4970

                               THE FIRST NATIONAL BANK OF CHICAGO


                               By:      /s/ Kevin L. Gillen
                               Title:            Assistant Vice President
                               Commitment: $17,500,000
                               Percentage of Aggregate Commitment: 50%

                               Address for Notices:
                               One First National Plaza
                               Chicago, Illinois 60670
                               Attention: Kevin Gillen
                               Telephone: (312) 732-1486
                               Telecopy:  (312) 732-1117

ADMINISTRATIVE AGENT:          BANK OF AMERICA NATIONAL TRUST AND
                               SAVINGS ASSOCIATION


                               By:      /s/ Katherine Snapp
                               Title:            Vice President

                               Address for Notices:
                               Commercial Real Estate Services
                               231 South LaSalle Street, 12th Floor
                               Chicago, Illinois 60697
                               Attention: Dan Walsh
                               Telephone: (312) 828-5087
                               Telecopy:   (312) 974-4970


DOCUMENTATION AGENT:           THE FIRST NATIONAL BANK OF CHICAGO


                               By:      /s/ Kevin L. Gillen
                               Title:            Assistant Vice President

                               Address for Notices:
                               One First National Plaza
                               Chicago, Illinois 60670
                               Attention: Kevin Gillen
                               Telephone: (312) 732-1486
                               Telecopy:  (312) 732-1117

                                                    SCHEDULE 1

                                               List of Subsidiaries




GLR No. 1, Inc. an Illinois corporation

GLR No. 2, Inc., an Illinois corporation

GLR No. 3, a Maryland real estate investment trust

                                                    SCHEDULE 2

                                            List of Unencumbered Assets


         Name
Address

1.       Arlington Ridge Service Center

601 Campus Drive
Arlington Heights, IL

2.       3400 Corporate Drive

3400 Dundee Road
Northbrook, IL

3.       Highpoint Business Center

160, 165, 175, 180 and 185 Hansen Court
Wood Dale, IL
(5 buildings)
4.       1251 Plum Grove Road

1251 Plum Grove Road
Schaumburg, IL

5.       Park Place VII

11925 West Lake Park Drive
Milwaukee, WI

6.       1011 Touhy Atrium

1011 East Touhy Avenue
Des Plaines, IL

7.       One Hawthorn Place

175 East Hawthorn Parkway
Vernon Hills, IL

8.       Court Office Center

16601 S. Kedzie
Markham, IL

9.       One Century Centre

1750 East Golf Road
Schaumburg, IL

10.      Metro Center V

655 Metro Place South
Dublin, OH

11.      Corporate Woods

375 Bishops Way
Brookfield, WI

12.      Metro Center IV

425 Metro Place North
Dublin, OH

13.      Arlington Business Center

3455, 3550 and 3555 Salt Creek Lane
Arlington Heights, IL
(3 buildings)

14.      777 Eisenhower Plaza
777 Eisenhower Parkway
Ann Arbor, MI

15.      11100 Hampshire Avenue1
11100 Hampshire Avenue
Bloomington, MN

                                    EXHIBIT A


                                FORM OF GUARANTY

    This Guaranty made as of                 , 199__, by
("Guarantor"), to and for the benefit of Bank of America National Trust and Savings Association, individually as a lender ("BOFA") and as administrative agent ("Administrative Agent") for itself and the other Lenders, as defined in the Credit Agreement (as defined below), and The First National Bank of Chicago, individually as a lender ("First Chicago") and as documentation agent ("Documentation Agent"), and their respective successors and assigns.

                                                     RECITALS

         A. Great Lakes REIT, L.P. a Delaware limited partnership ("Borrower") has requested that the Lenders make an unsecured revolving credit facility available to Borrower in the aggregate principal amount of up to $35,000,000 ("Facility"), and that Administrative Agent act as administrative agent and Documentation Agent act as documentation agent with respect thereto.

         B. The Lenders have agreed to make available the Facility to Borrower, and Administrative Agent and Documentation Agent have agreed to act in said agency capacities, pursuant to the terms and conditions set forth in an Unsecured Revolving Credit Agreement dated January 6, 1998, between Borrower, Administrative Agent, Documentation Agent and the Lenders ("Credit Agreement"), and Guarantor desires that the Lenders continue to make Advances under the Credit Agreement and that Administrative Agent and Documentation Agent continue to act in said agency capacities. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

         C. Borrower has executed and delivered to the Lenders one or more promissory notes each dated January 6, 1998 in the aggregate principal amount of $35,000,000 as evidence of its indebtedness to the Lenders with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Credit Agreement, are collectively referred to herein as the "Revolving Note").

     D. Guarantor is deriving and will continue to derive substantial financial benefit from the Facility evidenced by the Revolving Note, the Credit Agreement and the other Loan Documents.

     E. The execution and delivery of this Guaranty by Guarantor is required pursuant to the express terms of the Credit Agreement as a condition to any further Advances under the Facility.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, Guarantor hereby agrees as follows:

     1. Guarantor absolutely, unconditionally, and irrevocably guarantees to Administrative Agent and the Lenders:

                  (a) the full and prompt payment of the principal of and interest on the Revolving

         Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all other sums which may now be or may hereafter become due and owing under the Revolving Note, the Credit Agreement and/or the other Loan Documents;

                  (b) the payment of all Enforcement Costs (as hereinafter defined); and

                  (c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the "Facility Indebtedness. " All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the "Obligations."

         2. In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, Guarantor agrees, on demand by Administrative Agent, to pay all the Facility Indebtedness and to perform all the Obligations as are or then or thereafter become due and owing or are to be performed under the terms of the Revolving Note, the Credit Agreement and/or the other Loan Documents, and to pay any reasonable expenses incurred by Administrative Agent or the Lenders in protecting, preserving or defending its interest in the Property or any collateral for the Facility, or otherwise in connection with the Facility or under any of the Loan Documents, including, without limitation, all reasonable attorneys' fees and costs. Administrative Agent shall have the right, at its option, either before, during or after pursuing any other right or remedy against Borrower or Guarantor, to perform any and all of the Obligations by or through any agent, contractor or subcontractor, or any of their agents, of its selection, all as Administrative Agent in its sole discretion deems proper, and Guarantor shall indemnify and hold Administrative Agent and the Lenders free and harmless from and against any and all loss, damage, cost, expense, injury, or liability Administrative Agent or the Lenders may suffer or incur in connection with the exercise of its rights under this Guaranty or the performance of the Obligations, except to the extent the same arises as a result of the gross negligence or willful misconduct of Administrative Agent.

         All of the remedies set forth herein and/or provided by any of the Loan Documents or law or equity shall be equally available to Administrative Agent for the benefit of itself and the Lenders, and the choice by Administrative Agent of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, set-off or failure to mitigate damages in any action, proceeding or counteraction by Administrative Agent for the benefit of itself and/or the Lenders to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Administrative Agent from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies hereinabove specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily and should properly be a matter of business judgment, which, with hindsight after the passage of time and events, may or may not prove to have been the best choice to maximize recovery by Administrative Agent for the benefit of itself and the Lenders at the lowest cost to Borrower and/or Guarantor. It is the intention of the parties that such choice by Administrative Agent be given conclusive effect regardless of such subsequent developments.

     3. Guarantor does hereby waive (i) notice of acceptance of this Guaranty by Administrative Agent or the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Guarantor may have against the Borrower or which Guarantor or Borrower may have against Administrative Agent or any of the Lenders or the holder of the Revolving Note, (iii) presentment for payment, demand for payment, notice of nonpayment, dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (iv) any failure by Administrative Agent or any of the Lenders to inform Guarantor of any facts Administrative Agent or any of the Lenders may now or hereafter know about
Borrower, the Facility, or the transactions contemplated by the Credit Agreement, it being understood and agreed that Administrative Agent and the Lenders have no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation or risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshaling of assets of the Borrower or any other action by any court or governmental body with respect thereto, or to cause Administrative Agent or any of the Lenders to proceed against any other security given to Administrative Agent or any of the Lenders in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by Lenders to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Guarantor acknowledges that no representations of any kind whatsoever have been made by Administrative Agent or any of the Lenders to Guarantor. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Administrative Agent or the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of Administrative Agent and the Lenders.

         4. Guarantor further agrees that Guarantor's liability as guarantor shall in nowise be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Revolving Note or by any forbearance or delay in collecting interest or principal under the Revolving Note, or by any waiver under the Credit Agreement or any other Loan Documents, or by failure or election not to pursue any other remedies against Borrower, or by any change or modification in the Revolving Note, the Credit Agreement or any other Loan Documents, or by the acceptance of any additional security or any increase, substitution or change therein, or by the release of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though Administrative Agent or the Lenders might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Administrative Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify the Revolving Note, Credit Agreement or other Loan Documents, and may waive or release any provision or provisions thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of Administrative Agent's or the Lenders' rights hereunder or any of the Guarantor's obligations hereunder.

     5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance, and not of collection only. Guarantor agrees that this Guaranty may be enforced by Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Facility or any of the Loan Documents, or resorting to any other guaranties, and Guarantor hereby waives the right to require Administrative Agent or the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under any of the Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of Guarantor's obligations hereunder, it being the purpose and intent of Guarantor that the obligations of Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Revolving Note, the Credit Agreement or any other Loan Documents or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Revolving Note, the Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payer, all as though such payment had not been made, regardless of whether Administrative Agent or any of the Lenders contested the order requiring the return of such payment. The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation or release of this Guaranty.

         6. This Guaranty shall be assignable by Agents and/or any of the Lenders to any assignee of all or a portion of Agents and/or such Lender's rights under the Loan Documents.

         7. If: (i) this Guaranty, the Revolving Note, the Credit Agreement or any other Loan Document is placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent Administrative Agent and/or any of the Lenders in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, the Revolving Note, the Credit Agreement or any Loan Document; (iii) an attorney is retained to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent Administrative Agent and/or any of the Lenders in any other legal proceedings whatsoever in connection with this Guaranty, the Revolving Note, the Credit Agreement, any of the other Loan Documents or any property subject thereto, then Guarantor shall pay to Administrative Agent upon demand all reasonable attorney's fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs and all other costs and expenses whatsoever incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder.

         8. The parties  hereto  intend  that each  provision  in this  Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Administrative Agent, the Lenders and the holder(s) of the Revolving Note under the remainder of this Guaranty shall continue in full force and effect.

         9. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness. Guarantor agrees that until the entire Facility Indebtedness has been paid in full, (i) Guarantor will not seek, accept or retain for Guarantor's own account, any payment from Borrower on account of such subordinated debt, and (ii) any such payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Administrative Agent and the Lenders and shall be paid over to Administrative Agent on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

         10. Guarantor waives and releases any claim (within the meaning of 11 U.S.C. Para. 101) which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of Guarantor, Administrative Agent or the Lenders or any right of Guarantor, Administrative Agent or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by Administrative Agent or the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder. It is expressly understood that the waivers and agreements of Guarantor set forth above constitute additional and cumulative benefits given to Administrative Agent and the Lenders for their security and as an inducement for their continuing extension of credit to Borrower.

         11. Any amounts received by Administrative Agent or Lender from any source on account of any indebtedness may be applied by Administrative Agent toward the payment of such indebtedness, and in such order of application, as Administrative Agent may from time to time elect.

         12. This Guaranty shall be governed by the internal laws of the State of Illinois, without regard to its choice of law rules or conflict of laws principles. The Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Count for the Northern District of Illinois, in any action, suit, or proceeding which Administrative Agent or the Lenders may at any time wish to file in connection with this Guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude Administrative Agent or the Lenders from filing any such action, suit, or proceeding in any other appropriate forum.

         13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

                  To the Guarantor:




                           Attention:
                           Telecopy:

                  With a copy to:




                           Attention:
                           Telecopy:

                  To the Administrative Agent or the Lenders:

                          Bank of America National Trust and Savings Association
                           231 S. LaSalle Street, 12th Floor
                           Chicago, Illinois 60697
                           Attention:  Dan Walsh
                           Telecopy:  (312) 974-4970

                  With a copy to:

                           Barack Ferrazzano Kirschbaum Perlman & Nagelberg 333 W. Wacker Drive, Suite 2700
                           Chicago, Illinois 60606
                           Attention: Howard J. Kirschbaum, Esq.
                           Telecopy:  (312) 984-3150

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

         14. Guarantors and Lender agree that such Guarantor's obligations hereunder shall not exceed the greater of: (i) the aggregate amount of all monies received, directly or indirectly, by such Guarantor from Borrower after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount not subject to avoidance under Title 11 of the United State Code, as same may be amended from time to time, or any applicable state law (the "Bankruptcy Code"). To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, any such Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code. In the event any Guarantor shall make any payment or payments under this Guaranty, each other Guarantor shall contribute to such paying Guarantor an amount equal to such non-paying Guarantor's pro rata share

(based on their respective maximum liabilities hereunder) of such payment or payments made by such paying Guarantor, provided that such contribution right shall be subordinate and junior in right of payment to all the Facility Indebtedness and performance of all of the Obligations to Lender.

         14. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Administrative Agent's, Documentation Agent's and Lender's successors and assigns.

     15. This Guaranty shall be construed and enforced under the internal laws of the State of Illinois.

         16. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS GUARANTY, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN, OR ANY OTHER STATEMENTS OR ACTIONS OF ANY PARTY HERETO. EACH GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. GUARANTOR FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY GUARANTOR AND GUARANTOR'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND LENDERS TO MAKE THE LOAN, ENTER INTO THE CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

         IN WITNESS WHEREOF, Guarantor has delivered this Guaranty as of the date first written above.




                                                     By:
                                                          Its:

STATE OF                            )
                                    )  SS.
COUNTY OF                           )

         I, the undersigned, a Notary Public, in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that , the of , personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal, this       day of           , 199    .




                                                Notary Public

                                    EXHIBIT B
                             FORM OF REVOLVING NOTE


                                 PROMISSORY NOTE


$                                                            January ____, 1998


         On or before the Maturity Date, as defined in that certain Unsecured Revolving Credit Agreement dated as of January 6, 1998 (the "Agreement") between Great Lakes REIT, L.P., a Delaware limited partnership corporation ("Borrower"), Bank of America National Trust and Savings Association, individually and as
Administrative Agent for the Lenders (as such terms are defined in the Agreement), The First National Bank of Chicago, individually and as Documentation Agent ("First Chicago") and the other Lenders, Borrower promises to pay to the order of (the "Lender"), or its successors and assigns, the principal sum of AND NO/100 DOLLARS ($ ) or the aggregate unpaid principal amount of all Loans made by the Lender to Borrower pursuant to Section 2.1 of the Agreement, in immediately available funds to the account, or at the office of, Administrative Agent specified in Section 2.11 of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay this Promissory Note ("Note") in full on or before the Maturity Date in accordance with the terms of the Agreement.

    The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

    This Note is issued pursuant to, and is entitled to the security under and benefits of, the Agreement and the other Loan Documents, to which Agreement and Loan Documents, as they may be amended from time to time, reference is hereby made for, inter alia, a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

    If there is an Event of Default or Default under the Agreement or any other Loan Document and Lender exercises its remedies provided under the Agreement and/or any of the Loan Documents, then in addition to all amounts recoverable by the Lender under such documents, Lender shall be entitled to receive reasonable attorneys fees and expenses incurred by Lender in exercising such remedies.

    Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note (except as otherwise expressly provided for in the Agreement), and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security of this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

         This Note shall be governed and construed under the internal laws of the State of Illinois.

BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN, OR ANY OTHER STATEMENTS OR ACTIONS OF ANY PARTY HERETO. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN, ENTER INTO THE AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

                            GREAT LAKES REIT, L.P.

                            By:      Great Lakes REIT, Inc., its general partner

                            By:

                            Its:

                                                LOANS AND PAYMENTS




Date


Loan

Principal
Payments
Unpaid
Principal
Balance

Notation
Made By

                                                     EXHIBIT C

                                           OPINION OF BORROWER'S COUNSEL


                                                 (Attached Hereto)

                                                     EXHIBIT D

                                          OPINION OF GUARANTORS' COUNSEL


                                          See Exhibit C attached hereto.

                                                     EXHIBIT E

                                                WIRING INSTRUCTIONS

To: Bank of America National Trust and Saving Association, as Administrative Agent (the "Administrative Agent") under the Credit Agreement described below

         Re: Unsecured Revolving Credit Agreement, dated as of January 6, 1998 (as amended, modified, renewed or extended from time to time, the "Agreement"), among Great Lakes REIT, L.P. (the "Borrower"), Administrative Agent, the Documentation Agent and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Agreement.

    The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Administrative Agent may also transfer funds as hereafter directed in writing by the Borrower in accordance with
Section 15.1 of the Agreement.

Facility Identification Number(s)


Customer/Account Name


Transfer Funds To




For Account No.


Reference/Attention To


Authorized Officer (Customer Representative)                         Date




(Please Print)                                                       Signature

Bank Officer Name                                                    Date

(Please Print)                                                Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT F

                         FORM OF COMPLIANCE CERTIFICATE

To: The Administrative Agent and the Lenders who are parties to the Agreement described below

    This Compliance Certificate is furnished pursuant to that certain Unsecured Revolving Credit Agreement, dated as of January 6, 1998 (as amended, modified, renewed or extended from time to time, the "Agreement") among Great Lakes REIT, L.P. ("Borrower"), Bank of America National Trust and Savings Association, individually and as Administrative Agent, the Documentation Agent and the Lenders named therein. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected [Chief Financial Officer]
[Chief Accounting Officer] [Controller] of General Partner.

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Consolidated Operating Partnership and Investment Affiliates during the accounting period covered by the financial statements attached (or most recently delivered to the Administrative Agent if none are attached).

         3. The examinations described in Paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Material Adverse Financial Change, Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.

         4. Schedule I (if attached) attached hereto sets forth financial data and computations and other information evidencing Borrower's compliance the covenants contained in Article VII of the Agreement with certain other covenants of the Agreement, all of which data, computations and information (or if no Schedule I is attached, the data, computations and information contained in the most recent Schedule I attached to a prior Compliance Certificate) are true, complete and correct in all material respects.

         5. The financial statements, updates, reports and other materials referred to in Section 8.2(i), 8.2(ii), 8.2(iv), or 8.2(viii), as the case may be, of the Agreement which are delivered concurrently with the delivery of this Compliance Certificate, if any, and those most recently delivered pursuant to
Section 8.2(v) and Section 8.14 of the Agreement, if any, fairly and accurately present in all material respects, in the case of financial statements, the consolidated financial condition and operations of the Consolidated Operating Partnership at such date and the consolidated results of their operations for the period then-ended, in accordance with GAAP applied consistently throughout such period and with prior periods and, in the case of deliveries other than financial statements, the matters set forth therein as of the dates and for the periods covered thereby; provided, however, that any projections included therein constitute good faith estimates of reasonably anticipated future matters which cannot be predicted with certainty.

         Described below are the exceptions, if any, to Paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:





























         The foregoing certifications, together with the computations and information set forth in Schedule I hereto and the financial statements, updates, reports and other materials delivered with or covered by this Compliance Certificate are made and delivered this day of , 19
 .



                            , a Qualified Officer of General Partner

                                    EXHIBIT G

                 SCOPE OF WORK FOR ENVIRONMENTAL INVESTIGATIONS



                         ENVIRONMENTAL SITE ASSESSMENTS

                  Bank of America ("BofA") Reporting Standards

The following are BofA Guidelines for the qualification of firms and for information to be included in Environmental Site Assessments. These standards include the minimum elements common to acceptable site assessments. Generally, it is intended for the standards to be consistent with those outlined in the American Society for Testing and Materials (ASTM) Designation: E 1527-93. This listing is not intended to be a "how to" manual, as we rely on the environmental professionals to expand the scope of their services and the information included in the reports as required.

Qualifications of Investigating Firm

         The firm must have 5 years of experience in hazardous substances investigation. Many of these firms began as geotechnical consultants, but expertise only in soils analysis does not qualify them for hazardous substance analysis. The person supervising and signing the report should be experienced in all matters covered in the report. He should be a registered professional engineer or have advanced degrees in related disciplines. The firm performing the work should be of a professional nature with knowledge of local conditions.

Depth of Reporting Required

         Phase I - Consists of site description, review of historical and regulatory data and a physical inspection. If no potential contamination is indicated, the report should so state, and a specific statement should be made that no further investigation is required (see content requirements below).

         Phase II - If a Phase I examination indicates the possibility of contamination, the consultant should describe his suspicions, the areas to be tested, sampling procedures to be used and methods used to assess the sample. He should then specify and carry out a testing program for further evaluation.

         Phase III - If Phase II reveals material contamination at the site in amounts or concentrations that are deemed unacceptable by BofA in its sole discretion, the consultant will design and implement a remediation program to remove the identified hazardous materials in accordance with all environmental laws. The report should include an estimated cost for the clean-up.

BofA will initially require a Phase I site assessment report including the following:

Site Description

         The site description section should include a detailed description of the site, existing buildings and current site use. It should also include a general description of the uses and conditions of adjacent properties which might result in migrating contamination. It should include a summary of the visual observations including, but not limited to, vegetation stress, debris, fill materials, ponding, evidence of underground storage tanks, evidence of previous dumping or storage, discolored or stained soils, wetlands, groundwater flows, and a description of regional geology and hydrology. On vacant sites, the investigator should compare his observations to a USGS topographic map, noting any changes in elevations or depressions which have been covered over, possibly indicating past dumping or burial of wastes.

         On sites with existing improvements, the investigator should interview personnel at the site regarding hazardous materials currently or previously used at the site, underground storage tanks, pipeline right of ways and any other areas of concern. Buildings should be checked for asbestos containing materials, PCB equipment, etc.

Historical Uses of Site, Adjacent Properties, and Significant Nearby Properties

         The historical analysis should provide a chronology of past and present significant uses of the subject site and adjacent sites, and highlight activities which might have contributed unacceptable levels of contaminants. It should contain an explanation of the methods of historical search which were pursued, the information expected to be obtained and the information actually obtained from each search. In general, the historical review should cover 30-40 years of history depending on the availability of information. Its purpose is to investigate the possibility of prior hazardous substances releases at the property, identify potential contingent liability from historic off-site disposal of hazardous substances, or identify sources of contamination which have or might in the future migrate to the site.

         The historical analysis should include but not be limited to:

         Review of aerial photographs to identify past land uses and development trends, and identify possible locations of ponds, landfills, tanks, areas of soil discoloration or drum storage.

         Review of county tax records or title search to identify past uses of potential concern such as gas stations or industrial uses.

         Conversations  with   local   environmental   and   health   officials,
                  investigation of local, state and federal regulatory agencies files including the EPA and Corps of Engineers, and a check of EPA lists of known contaminated sites, to check for recorded hazardous substances handling, or potential permitting requirements of air emissions, wastewater, RCRA or TSD permits.

         Other information which may be attached to the report include, but should not be limited to:

         A discussion of existing and proposed environmental standards and legislation of the area

         Site Plan

      Ground level photos of the site with specific attention to any characteristics noted in the report

     Area diagram showing the location of any matters mentioned in the report and showing the site and adjacent properties if any potential hazardous sources are identified on adjacent or nearby properties

     Copies of representative aerial photos

     Copies of correspondence with regulatory agencies

     Documents acquired during title search

     Chain of custody records

     Location map of site and immediate surroundings

     Listing of adjacent property owners and use of the properties

     Any other material available which describes or verifies information given or conclusions drawn in the report

Conclusions and Recommendations

         The Consultant will prepare a complete written report which fully defines the scope of his responsibilities and objectives. It should describe the sources used, the activities performed, the dates when activities were performed, the results of research and recommendations. Specific recommendations for remedial action, additional tests or investigations for each recognized area of concern or condition and approximate costs of further investigation or remediation shall be provided within the report.

         The conclusion section must clearly state that the firm has exercised professional judgment in reaching one of the following:

                  The Consultant, after performing the appropriate level of investigation, has revealed no evidence of recognized environmental conditions in connection with the subject property and no further testing or investigation is warranted.

         or

                  The Consultant, after performing the appropriate level of investigation, has revealed no evidence of recognized environmental conditions in connection with the subject property except for the following:

         If the Consultant was restricted by factors such as time limitations or scope-of-service limitations agreed to with the borrower, the report should so state.

         The report is to be signed by a professional engineer, environmental manager or supervisor or any other individuals who provide significant professional assistance in completing the assignment. The
         qualifications  of  the  individuals   signing  the  report  should  be
         included.

                                    EXHIBIT H

                          FORM OF ASSIGNMENT AGREEMENT



         This Assignment Agreement (this "Assignment Agreement") between
          (the "Assignor") and                , (the "Assignee") is dated as of
                  , 19_.  The parties hereto agree as follows:

         PRELIMINARY STATEMENT. The Assignor is a party to an Unsecured Revolving Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in
Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

         EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of
Schedule 2 attached hereto has been delivered to the Administrative Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date, unless otherwise agreed to in writing by Assignor and Assignee. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Administrative Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each LIBOR Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Fixed Due Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Loan assigned to the Assignee which is outstanding on the Fixed Due Date. If the Assignor and the Assignee agree that the applicable Fixed Due Date for such Loan shall be the Effective Date, they shall agree, solely for purposes of dividing interest paid by the Borrower on such Loan, to an alternate interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the related Interest Period (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate, with respect to such Loan for such period, shall be remitted to the Assignor. In the event a prepayment of any Loan which is existing on the Effective Date and assigned by the Assignor to the Assignee hereunder occurs after the Effective Date but before the applicable Fixed Due Date, the Assignee shall remit to the Assignor any excess of the funding indemnification amount paid by the Borrower under Section 4.4 of the Credit Agreement an account of such prepayment with respect to the portion of such Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment amount were calculated based on the Agreed Interest Rate and only covered the portion of the Interest Period after the Effective Date. The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Administrative Agent with respect to any such Loan prior to its Fixed Due Date and (ii) any amounts of interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Base Rate Loans or fees, or the Fixed Due Date, in the case of LIBOR Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or fees attributable to the period prior to the Effective Date in the case of Base Rate Loans or, in the case of LIBOR Loans, prior to the Fixed Due Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was calculated at the rate of _% rather than the actual percentage used to calculate the interest rate paid by the Borrower or if the fee was calculated at the rate of __% rather than the actual percentage used to calculate the fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay % of the fee required to be paid to the Administrative Agent in connection with this Assignment Agreement. [This sentence can be revised appropriately based on how the fee is being paid.]

         1.*Each Assignor may insert its standard provisions in lieu of the payment terms included in Sections 4 and 5 of this Exhibit.

         REPRESENTATIONS   OF  THE  ASSIGNOR:   LIMITATIONS  ON  THE  ASSIGNOR'S
LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, its Subsidiaries or Investment Affiliates, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**

** to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

         INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

         SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

     REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

         ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

                  IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                                     [NAME OF ASSIGNOR]



                                                     By:
                                                     Title:




                                                     [NAME OF ASSIGNEE]


                                                     By:
                                                     Title:

                                  SCHEDULE 1 TO
                              ASSIGNMENT AGREEMENT



Description and Date of Credit Agreement:

Date of Assignment Agreement:  __________, 19__

Amounts (as of date of Item 2 above):

              a.  Aggregate Commitment
                    (Loans)* under
                   Loan Agreement                                      $

              b.  Assignee's Percentage
                   of the Aggregate Commitment
                   purchased under this
                   Assignment Agreement**                              %

Amount of Assignee's Commitment (Loan Amount)*
     purchased under this Assignment Agreement:                        $

Amount of Assignor's Commitment (Loan Amount) after purchase under this Assignment Agreement

Proposed Effective Date:

Accepted and Agreed:

[NAME OF ASSIGNOR]                                 [NAME OF ASSIGNEE]

By:                                                By:
Title:                                             Title:


*If a Commitment has been terminated, insert outstanding Loans in place of Commitment.

**Percentage taken to 10 decimal places.

                           ATTACHMENT TO SCHEDULE 1 TO
                              ASSIGNMENT AGREEMENT


              Attach Assignor's Administrative Information Sheet, which must include notice address and account information for the Assignor and the Assignee.

                                  SCHEDULE 2 TO
                              ASSIGNMENT AGREEMENT

                              NOTICE OF ASSIGNMENT


                                                   ______________, 19___



         To:      [NAME OF ADMINISTRATIVE AGENT]



         From:  [NAME OF ASSIGNOR] (the "Assignor")

                  [NAME OF ASSIGNEE] (the "Assignee")

         We refer to that Unsecured Revolving Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

     This Notice of Assignment (this "Notice") is given and delivered to the Administrative Agent pursuant to Section 13.3.1 of the Credit Agreement.

     The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ______, 19___ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement. From and after such purchase, the Assignor's Commitment shall be the amount specified in Item 5 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in
Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any fee required by Section 13.3.1 of the Credit Agreement have been delivered to the Administrative Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee or set forth in
Section 13 of the Credit Agreement has not been satisfied.

     The Assignor and the Assignee hereby give to the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 6 of
Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

     The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,500 required by Section
13.3.1 of the Loan Agreement.

     If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

     The Assignee advised the Administrative Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

     The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     The Assignee authorized the Administrative Agent to act as its agent under the Loan Document in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Loan Agreement prior to the Effective Date.

NAME OF ASSIGNOR                                              NAME OF ASSIGNEE

By:  ______________________                                   By:

Title:                              __                        Title:



ACKNOWLEDGED AND CONSENTED TO

BY BANK OF AMERICA NATIONAL TRUST AND

SAVINGS ASSOCIATION OF CHICAGO,

as Administrative Agent

                                  SCHEDULE 6.1

                                 CREDIT PARTIES

                                  SCHEDULE 6.9

                                   LITIGATION



                                      None.

                                  SCHEDULE 6.19

                              ENVIRONMENTAL MATTERS

                                  SCHEDULE 6.24

                                   TRADE NAMES



                                      None.

                                  SCHEDULE 6.25

                     SUBSIDIARIES (EXCLUDING CREDIT PARTIES)



                There are no Subsidiaries that are not Credit Parties and no Investment Affiliates.

                                  SCHEDULE 6.26

                                    PROPERTY

                                  SCHEDULE 9.6

                 LIENS (OTHER THAN THOSE COVERED BY 9.6(i)-(vi))